Exhibit 10.1

LEASE

between

BOBSON NORWOOD COMMERCIAL, LLC, as Landlord

and

ORGANOGENESIS INC., as Tenant

333 Providence Highway

Norwood, Massachusetts

March 13, 2019

List of Exhibits

Exhibit 1.1-1	Premises
Exhibit 1.1-2	Legal Description
Exhibit 1.3	Parking Plan
Exhibit 2.1.1	Existing FF&E
Exhibit 3.1	Work Letter
Exhibit 7.4	Rules and Regulations
Exhibit 7.6.1.1	Environmental Questionnaire
Exhibit 8.4	Excluded Tenant’s Property
Exhibit 14.1	Form of SNDA
Exhibit 14.4	Form of Estoppel

LEASE

This Lease is effective as of March 13, 2019 (the “Effective Date”) by and between BOBSON NORWOOD COMMERCIAL, LLC, a Massachusetts limited liability company, with its principal place of business at c/o The Davis Companies, 125 High Street, 21st Floor, Boston, Massachusetts 02110 (“Landlord”), and ORGANOGENESIS INC., a Delaware corporation, with its principal place of business at 85 Dan Road, Canton, Massachusetts 02021 (“Tenant”).

ARTICLE 1 GRANT

1.1 Premises. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant and Tenant accepts from Landlord, the “South” building located at 333 Providence Highway, Norwood, Massachusetts, containing approximately 43,850 square feet of rentable area (the “Building”), as shown on Exhibit 1.1-1 attached hereto and made a part hereof (the “Premises“). The Premises, Building, and the land upon which the same are located, which is legally described in Exhibit 1.1-2 (the “Land”), together with all other buildings and improvements thereon and thereunder are collectively referred to as the “Property.” The parties agree that the rentable square footage of the Premises set forth above is conclusive and binding, subject to adjustment only in connection with the expansion of the Premises or as otherwise set forth herein. The Premises shall exclude Common Areas (as defined below) and the exterior faces of exterior walls of the Building.

1.2 Common Areas. Landlord hereby grants to Tenant during the term of this Lease, a license to use, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. The term “Common Areas” as used herein will include all areas and facilities that are provided and designated by Landlord for general non-exclusive use and convenience of Tenant and other tenants in the Project (as defined below). Common Areas include but are not limited to the pedestrian sidewalks, landscaped areas, loading areas, parking areas, drives, and rights of way serving the Premises in common with other parts of the Project. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Property, the Common Areas, and the Project, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises. The “Project” means such buildings, together with the land upon which the same are located, as may be owned by Landlord or its affiliates from time to time in the vicinity of the Building, including without limitation the garage and the “North” building adjacent to the Premises at 333 Providence Highway, Norwood, Massachusetts.

1.3 Parking. During the term of this Lease, at no additional cost to Tenant (other than to the extent included in Operating Expenses), Tenant shall be entitled to use the parking facilities at the Project in common with other Project tenants on a “first come, first serve” basis, but such right shall be limited to 2 parking spaces per 1,000 rentable square feet of the Premises (“Tenant’s Parking Ratio”). Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants of the Project in the use of parking facilities. Landlord may designate parking facilities serving the Property for the handicapped, visitors to the Project and for use by other tenants; provided however, so long as the entire Building is leased to Tenant (including a Permitted Transferee), the designated parking spaces on the plan attached as Exhibit 1.3 shall be exclusively for use by Tenant (Landlord reserving the right to use a reasonable number of such spaces from time to time as necessary to exercise Landlord’s reserved rights under this Lease, other than the right to designate such spaces to other tenants). Provided Tenant’s rights under this Section 1.3 are not materially and adversely affected, Landlord reserves the right to relocate parking spaces and recapture portions of the parking facilities at any time and from time to time for necessary maintenance and repairs and as may be required by mechanical, structural or code-related matters. Landlord may install signage or implement a pass, sticker or other access control system to control parking use. To the extent applicable to Tenant’s use of the parking spaces, the provisions of this Lease shall apply, including rules and regulations of general applicability from time to time promulgated by Landlord. Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked in the parking facilities or to any personal property therein, however caused, and Tenant agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. In connection with the repair and/or maintenance of the parking areas, Landlord shall have the right to temporarily relocate all or any portion of the available parking spaces therein to other parking areas that are not more than one-quarter (1/4) mile from the Building.

1.4 Generators. Subject to the provisions of this Section 1.4, Tenant shall have the right, at Tenant’s sole cost and expense, to use, maintain, repair and operate the existing generators and related connections serving the Premises (the “Existing Generator”), and to install, use, maintain, repair and operate a reasonable number of additional generators and related connections serving the Premises (each, a “New Generator” and together with the Existing Generator, collectively, the “Generator”), in the location of the Existing Generators or another location designated by Landlord. In no event shall the Generator’s electrical requirements exceed the available electrical capacity of the Building. In the event that the Generator is located in a parking space in the parking facilities, such space shall be included in Tenant’s Parking Ratio pursuant to Section 1.3, above. Landlord makes no representations or warranties regarding the suitability or condition of the Existing Generator for Tenant’s particular use. Each New Generator shall be subject to Landlord’s prior written approval with respect to its size and specifications, such approval not to be unreasonably withheld, conditioned, or delayed.

Tenant’s use of each Generator shall be upon all of the conditions of the Lease, except as modified below:

(i) The Existing Generator shall remain the property of the Landlord and must remain at the Premises at the expiration or earlier termination of the Term. At the expiration or earlier termination of the Lease the New Generator, if any, shall become the property of Landlord, unless and to the extent Landlord instructs Tenant in writing at least sixty (60) days prior to the expiration of the Lease that Landlord will require the same to be removed by Tenant upon the expiration or earlier termination of the Lease. The New Generator shall remain the property of the Tenant unless it is funded by the Finish Work Allowance (as defined in Exhibit 3.1), in which case it shall be the property of the Landlord and must remain at the Premises at the expiration or earlier termination of the Term. If Landlord instructs Tenant to remove any New Generator, Tenant shall remove the applicable New Generator in accordance with the provisions of this Lease and shall repair any damage caused by such removal to Landlord’s reasonable satisfaction.

(ii) Landlord shall have no obligation to provide any services to any Generator, provided Tenant shall have the right to connect each Generator to existing base building utility systems, subject to Landlord’s right to reasonably approve such connections. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 1.4, arrange for the distribution of all utility services required for the operation of the Generator.

(iii) Tenant shall have no right to make any changes, alterations or other improvements to the Existing Generator or any New Generator funded by the Finish Work Allowance without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(iv) Tenant shall be responsible for the cost of repairing any damage to the Building, Property or Project caused by the installation, use and removal of any Generator.

(v) Except for assignees of Tenant or subtenants of all or a portion of the Premises, no other person, firm or entity shall have the right to connect to any Generator other than Tenant.

(vi) To the maximum extent permitted by law, Tenant’s use of any Generator shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Generator is damaged for any reason.

(vii) Tenant shall, in connection with its installation, shield each New Generator from the view of other buildings in the Project and otherwise in compliance with applicable Town of Norwood requirements (the parties acknowledging that the Existing Generator is already screened by fencing).

(viii) In addition to the indemnification obligations of Tenant set forth in this Lease including those contained in Section 9.4, below, Tenant shall, to the maximum extent permitted by law and except to the extent arising from the negligence or willful misconduct of Landlord or any Landlord Parties (as defined below), indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation or other entity arising from the installation, use or removal of any Generator.

Tenant shall, at its sole cost and expense, secure the approvals of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals for any Generator (other than the permits related to the Existing Generator for the period prior to the Term), and shall provide Landlord with copies of such approvals and permits prior to commencing any work with respect thereto. In addition, Tenant shall be solely responsible for all costs and expenses in connection with the installation, maintenance, and use of any Generator and with respect to the New Generator, the installation, maintenance, use and removal of the same. In connection therewith, Tenant shall provide Landlord with evidence on an annual basis of the existence of a maintenance contract for each Generator with a service provider reasonably acceptable to Landlord. Tenant shall have access to those portions of the Building and the Property on which each Generator is located for the purposes of inspecting, repairing, maintaining and replacing the same, subject in all events to Landlord’s reasonable rules and regulations regarding such access.

ARTICLE 2 TERM

2.1 Lease Term.

2.1.1 Commencement Date; Term. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord pursuant to this Lease for a term (the “Term”) to commence on the date (the “Commencement Date”) of delivery of the Premises to Tenant broom clean, free of all occupants and personal property, in its “as is” condition, but expressly including the furniture, fixtures and equipment (“FF&E”) in the Premises as of the date hereof that is described on Exhibit 2.1.1 attached hereto and made a part hereof, together with existing documentation with respect to such FF&E. Landlord anticipates that the Commencement Date will occur on or about the Effective Date (the “Estimated Commencement Date”). Effective as of the Commencement Date, Landlord hereby transfers to Tenant all of Landlord’s right, title and interest to the FF&E in its “as-is”, “where is” condition. When the Commencement Date has been determined in accordance with the preceding sentence, at Landlord’s request, Tenant shall execute a document setting forth said date and said document shall be deemed a supplement to and part of this Lease. Landlord’s failure to deliver, or delay in delivering, all or any part of the Premises by the Estimated Commencement Date, for any reason, shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of this Lease. The Term shall end on the last day of the tenth Lease Year (the “Expiration Date”), unless sooner terminated as herein provided.

2.1.2 Lease Year Defined. The first “Lease Year” shall begin on the Rent Commencement Date and shall end on the day immediately preceding the first anniversary of the Rent Commencement Date, or if such date is not the last day of a calendar month, then the first Lease Year shall expire on the last day of such calendar month. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year.

2.2 Holding Over. In the event that Tenant retains occupancy of the Premises, or any part thereof, after the end of the Term, Tenant’s occupancy of the Premises shall be as a tenant at will terminable at any time by Landlord. Tenant shall pay Landlord rent for such time as Tenant remains in possession of the Premises at the rate equal to the higher of (a) (i) during the first thirty (30) days, one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term, and (ii) thereafter two hundred percent (200%) of the Base Rent payable during the last month of the Term, or (b) one hundred twenty-five percent (125%) of the then marker rate for the Premises, plus, in any event, all Additional Rent and other sums due under this Lease. In addition, Tenant shall pay Landlord for all damages sustained by reason of Tenant’s retention of possession of the Premises after the end of the Term. The provisions hereof do not limit or restrict Landlord’s rights or remedies under this Lease in the event of any holding over by Tenant.

ARTICLE 3 COMPLETION AND OCCUPANCY OF THE PREMISES

3.1 Condition of the Premises. Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Property, or with respect to the suitability of the Premises, the Building or the Property for the conduct of Tenant’s business. Tenant acknowledges that (a) it has had the opportunity to inspect the Premises and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises except as expressly set forth in Section 2.1.1, above. Subject to the terms and conditions of the Work Letter attached hereto as Exhibit 3.1 (including Landlord’s provision of an improvement allowance as further set forth therein), following the Lease Commencement Date, Tenant may perform certain leasehold improvements in the Premises to make the Premises ready for Tenant’s occupancy. Tenant’s execution of this Lease and taking of possession of the Premises shall conclusively establish that the Premises, the Building and the Property were at such time in good, sanitary and satisfactory condition and repair.

ARTICLE 4 RENT AND SECURITY

4.1 Base Rent.

4.1.1 Schedule of Monthly Rent Payments. Beginning on the date that is the later of (i) ten (10) months following the Commencement Date, or February 1, 2020 (the “Rent Commencement Date”) and continuing throughout the Term Tenant shall pay to or upon the order of Landlord an annual rental (the “Base Rent”) as set forth below which shall be payable in consecutive monthly installments on or before the first day of each calendar month in advance in the monthly amount set forth below:

Lease Year	Annual Base Rent	Monthly Base Rent	Annual Base Rent per Rentable Square Foot
1	$1,052,400.00	$87,700.00	$24.00
2	$1,096,250.00	$91,354.17	$25.00
3	$1,140,100.00	$95,008.33	$26.00
4	$1,183,950.00	$98,662.50	$27.00
5	$1,227,800.00	$102,316.67	$28.00
6	$1,271,650.00	$105,970.83	$29.00
7	$1,315,500.00	$109,625.00	$30.00
8	$1,359,350.00	$113,279.17	$31.00
9	$1,403,200.00	$116,933.33	$32.00
10	$1,447,050.00	$120,587.50	$33.00

4.1.2 Manner of Payment. All payments of rent shall be made without demand, deduction, counterclaim, set-off, discount or abatement (except as otherwise expressly set forth in this Lease) in lawful money of the United States of America. If the Rent Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30)-day month.

4.2 Additional Rent. Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called “Additional Rent”), including, without limitation, any sums due resulting from the provisions of Article 5 hereof. All such amounts and charges shall be payable to Landlord in accordance with Section 4.3 hereof. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Base Rent. The term “Rent” as used in this Lease shall mean the Base Rent and the Additional Rent.

4.3 Place of Payment. The Base Rent and all other sums payable to Landlord under this Lease shall be paid to Landlord at c/o The Davis Companies, 125 High Street, 21st Floor, Boston, MA 02110, or at such other place as Landlord shall designate in writing to Tenant from time to time.

4.4 Terms of Payment. Tenant shall pay to Landlord all Base Rent as provided in Section 4.1 above and Tenant shall pay all Additional Rent payable under Article 5 and Article 6 on the terms provided therein. Except as provided in the immediately preceding sentence and as may otherwise be expressly provided by the terms of this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord in accordance with the terms of this Lease for Tenant’s account; and (b) all other sums of money accruing from Tenant to Landlord in accordance with the terms of this Lease.

4.5 Late Charges. If Tenant shall fail to pay any Rent within five (5) days after the date same is due and payable or if any check received by Landlord from Tenant shall be dishonored, Tenant agrees that Landlord’s actual damages resulting therefrom are difficult to fix or ascertain. As a result, Tenant shall pay to Landlord (a) an administrative fee equal to five percent (5%) per month on the amount due, and (b) interest on the amount due from its due date until paid at the lesser of (i) the Bank of America (or its successor) prime rate of interest plus nine percent (9%) per annum (but in no event in excess of 18%) or (ii) the maximum legal rate that Landlord may charge Tenant (the “Default Rate”). Such charges shall be paid to Landlord together with such unpaid amounts as an administrative fee to compensate Landlord for administrative expenses and its cost of funds. Notwithstanding the foregoing, no administrative fee shall be due with respect to the first such late payment during any consecutive 12 month period during Term so long as Tenant pays such amount within two (2) business days after notice from Landlord (which notice need not be in writing pursuant to Article 15, but may be given by telephone or e-mail).

4.6 Security Deposit.

4.6.1 Letter of Credit Amount. Upon execution of this Lease, Tenant shall deliver to Landlord a security deposit (the “Security Deposit”) in the form of a “Letter of Credit” (as defined below) in the amount of $526,200.00 for the faithful performance of all terms, covenants and conditions of this Lease.

4.6.2. Letter of Credit Requirements. Each letter of credit provided to Landlord hereunder as the Security Deposit shall be in the form of an unconditional, irrevocable, standby letter of credit which shall be in full force and effect for the periods required hereby, and shall meet all of the following conditions (a “Letter of Credit”) :

(a) it shall be issued for the benefit of Landlord by an “Eligible Bank” (defined below) approved by Landlord;

(b) it shall be effective on the date of this Lease and have a term of not less than one (1) year following its date of issuance and contain automatic year-to-year renewal provisions subject to the Letter of Credit issuer’s obligation to notify Landlord in writing by certified or registered mail of non-renewal at least sixty (60) days prior to the expiration of the Letter of Credit;

(c) the expiration date of the Letter of Credit for the final Lease Year of the Term shall be at least ninety-five (95) days following the Expiration Date of the Lease;

(d) it shall provide for the amount thereof as set forth in Section 4.6.1 to be available to the Landlord in multiple drawings conditioned only upon presentation of a sight draft;

(e) it shall be assignable by Landlord to its successors, assigns and mortgagees and by any successive beneficiaries thereof at no cost to transferor or transferee (Tenant agreeing to pay such charges in connection with any transfer of the Letter of Credit), and shall expressly permit multiple assignments; and

(f) it shall be in such form as shall be acceptable to Landlord in its reasonable discretion.

An “Eligible Bank” shall mean a commercial or savings bank organized under the laws of the United States or any state thereof or the District of Columbia and having total assets in excess of $1,000,000,000.00 which shall be a financial institution having a rating of not less than BBB or its equivalent by Standard and Poors Corporation and subject to a Thompson Watch Rating of C or better. Landlord agrees that as of the date of this Lease, Silicon Valley Bank is an Eligible Bank. Upon Landlord’s request, Tenant shall cooperate with Landlord as reasonably required to provide Landlord’s mortgage lender with a written acknowledgment that evidences the issuer’s consent to Landlord’s collateral assignment of the proceeds of the Letter of Credit (provided that Tenant shall have no obligation to incur any out of pocket costs in connection with such efforts).

4.6.3 Substitute Letter of Credit. Tenant shall deliver to Landlord a substitute Letter of Credit that satisfies the requirements for a Letter of Credit stated in Section 4.6.2 for the applicable period not later than ten (10) days following delivery of a non-renewal notice by the Letter of Credit issuer with respect to the Letter of Credit issued to Landlord or 45 days prior to the scheduled expiration of the Letter of Credit, whichever first occurs (such date, the “Re-Delivery Deadline”). If Tenant fails to deliver the substitute Letter of Credit by the Re-Delivery Deadline, Landlord shall have the right to draw the Letter of Credit and receive the proceeds as a cash Security Deposit. Tenant agrees that notwithstanding any provision of this Lease to the contrary, its failure to furnish Landlord with the required Security Deposit in the form of an initial or substitute Letter of Credit in compliance with the requirements for the initial Letter of Credit when due under this Lease shall be an Event of Default not subject to any rights of notice or cure under this Lease.

4.6.4 Landlord’s Rights Upon Default. Upon the occurrence of any of the Events of Default described in Article 13 hereof, in addition to any other rights or remedies available to Landlord under this Lease, Landlord shall have the right to present the Letter of Credit for payment by the issuing bank and the proceeds thereof shall be due and payable to Landlord in accordance with the terms hereof and the Letter of Credit. Tenant agrees that Landlord may, without waiving any of Landlord’s other rights and remedies under this Lease upon the occurrence of any of the Events of Default, apply the Security Deposit to remedy any failure by Tenant to perform any of the terms, covenants or conditions to be performed by Tenant under this Lease and to compensate Landlord for any damages incurred as a result of any such default. If Landlord uses any portion of the Security Deposit to cure any Event of Default by Tenant hereunder, Tenant shall forthwith replenish the Security Deposit to the original amount within ten (10) days following written notice from Landlord in the manner directed by Landlord in such notice (which may be in the form of a new or amended Letter of Credit, or in the form of a cash payment). If Tenant fails to restore the full amount of the Security Deposit within such 10-day period, then the amount of such deficiency shall be subject to the charges described in Section 4.5. During any period that Landlord is holding the Security Deposit in the form of cash, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

4.6.5 Sale of Building. In the event of a sale or other transfer of the Building (or Landlord’s interest therein), Landlord shall transfer the balance of the Security Deposit to the new owner or to transferee. Upon any such transfer and acknowledgement of the successor landlord that it has received the Security Deposit and assumes all of Landlord’s obligations under this Lease, Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look to the new landlord for the return of such Security Deposit. If Tenant is not in default hereunder at the end of the Term, Landlord will, within forty-five (45) days after the expiration or earlier termination of the Lease, return the Security Deposit, or so much as has not been applied by Landlord, to Tenant or the last permitted assignee of Tenant’s interest hereunder at the expiration of the Term.

4.6.6 Reduction of Security Deposit. Tenant shall have the one-time right, effective no earlier than thirty-six (36) months following the Rent Commencement Date (the date of such reduction being the “Reduction Date”), provided that no monetary Event of Default has occurred prior to the Reduction Date and that no nonmonetary Event of Default has previously occurred and is then continuing, to reduce the Security Deposit to the amount of $263,100.00. The reduction of the Security Deposit in accordance with the preceding sentence shall be accomplished by Tenant’s delivery to Landlord of a substitute Letter of Credit that satisfies the requirements for a Letter of Credit stated in Section 4.6.2, at which time Landlord shall surrender the prior letter of credit and execute such reasonable documentation as the issuer thereof may require to effect the termination of such prior letter of credit.

4.7 Independence of Covenants. Landlord’s and Tenant’s covenants herein are independent and, without limiting the generality of the foregoing, Tenant acknowledges that its covenant to pay Rent hereunder is independent of Landlord’s obligations hereunder, and that in the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Rent due hereunder, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to bring an independent legal action against Landlord. As such, Tenant’s obligation so to pay Rent under the Lease shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as expressly provided in the Lease, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant waives all rights now or hereafter existing to terminate, quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent.

ARTICLE 5 ADDITIONAL RENT FOR REAL ESTATE TAXES AND OPERATING EXPENSES

5.1 Definitions. Tenant agrees to pay as Additional Rent an amount calculated as hereinafter set forth. For purposes of this Article 5, the following definitions shall apply:

“Tax Year”: The fiscal year of the Town of Norwood (July 1 – June 30) or other applicable governmental authority for real estate tax purposes or such other twelve (12)-month period as may be duly adopted in place thereof.

“Taxes”: All taxes, assessments and charges of every kind and nature levied, assessed or imposed at any time by any governmental authority upon or against the Project or any improvements, fixtures and equipment of Landlord used in the operation thereof whether such taxes and assessments are general or special, ordinary or extraordinary, foreseen or unforeseen in respect of each Tax Year falling wholly or partially within the Term. Taxes shall include, without limitation, all general real property taxes and general and special assessments (provided that, with respect to any special assessments or betterments that may be paid in installments, Taxes for such Tax Year shall include only the amount of the installment plus any interest due and payable during such Tax Year), charges, fees or assessments for all governmental services or purported benefits to the Project, service payments in lieu of taxes, all business privilege taxes, business improvement district taxes or assessments, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Project, or on the use or occupancy of the Project or any part thereof, or on the rent payable under any lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Project, that are now or hereafter levied or assessed against Landlord by the United States of America, the Commonwealth of Massachusetts, or any political subdivision, public corporation, district or other political or public entity, including legal fees, experts’ and other witnesses’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes (including, without limitation, any municipal income tax) and any license fees, ad valorem tax, tax measured or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Project, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include: (a) franchise, transfer, gift, excise, capital stock, estate, succession and inheritance taxes, and federal and state income taxes measured by the net income of Landlord from all sources, unless due to a change in the method of taxation such tax is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other Tax that would constitute a Tax; or (b) penalties or interest for late payment of Taxes except to the extent arising from Tenant’s failure to pay such amounts.

“Expense Year”: Each calendar year, all or any portion of which shall occur during the Term of this Lease.

“Operating Expenses”: All costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, management, operation, maintenance and repair of the Project (including any sales or other taxes thereon) during the Term, including, without limitation:

(a) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons to the extent engaged in the operation, maintenance, security, cleaning and repair of the Project at or below the level of building manager (including the amount of any taxes, social security taxes, unemployment insurance contributions, union benefits) and any on-site employees of Landlord’s property management agent;

(b) the maintenance, repair and replacement of any systems or equipment used in common by, or for the benefit of, occupants of the Project and Common Areas including such repairs and replacements as may be necessary to maintain the same in proper working order and in compliance with all applicable laws and industry performance standards;

(c) charges of contractors for services and facilities otherwise includable in Operating Expenses, including security to the Common Areas, cleaning and removal of trash from Common Areas, snow and ice removal, landscaping, and maintenance and repair of the parking facilities, roadways and light poles;

(d) the cost of utility services for the Common Areas;

(e) the premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood, and other insurance relative to the Project and the operation and maintenance thereof and unreimbursed costs incurred by Landlord that are subject to an insurance deductible;

(f) the operation and maintenance of any areas or facilities located in Common Areas, including, without limitation, the cost of utilities, repairs and insurance associated therewith;

(g) the amortized cost of capital expenditures incurred with respect to the ownership, operation, maintenance and repair of the Project for maintenance, repairs, and replacements amortized over the reasonable life of the capital expenditures as determined in the reasonable judgment of Landlord’s accountant in accordance with generally accepted accounting principles together with interest at the greater of nine percent (9%) per annum or Landlord’s borrowing rate for such capital expenditures on the unamortized balance of the cost of the capital item, including without limitation the installation of capital improvements that are made to the Project by Landlord in order to: (i) reduce (or avoid an increase in) operation or maintenance expenses with respect to the Project, (ii) comply with laws, regulations or orders of any governmental or quasi-governmental authority, agency or department which were enacted or became effective after the date hereof, or (iii) comply with the requirements of Landlord’s insurers that become effective after the date hereof;

(h) office costs of administration; legal and accounting fees and other expenses of maintaining and auditing Project accounting records and preparing Landlord’s Statements; and

(i) fees for management services whether rendered by Landlord (or affiliate) or a third-party property manager at commercially reasonable rates (the parties agreeing that a management fee of up to five percent of gross revenues is commercially reasonable).

If the Project is less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Project been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year.

Operating Expenses shall not include: (1) utility expenses to tenant premises; (2) any expense for which Landlord is reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Project by such tenant; (3) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants and not to Tenant; (4) all costs, fees and disbursements relating to activities for the solicitation, negotiation, execution and enforcement of leases for space in the Project (including but not limited to advertising costs, leasing commissions and attorneys’ fees therefor); (5) the costs of alterations to or payment of allowance for, or the decorating or the redecorating of, space in the Project leased to other tenants; (6) except as stated in subparagraph (h) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes “Landlord”, including costs of selling, syndicating, financing or mortgaging any of Landlord’s interest in the Project; (7) rentals payable under any ground or underlying lease, if any; (8) except as stated in subparagraph (g) of the definition of Operating Expenses, depreciation, interest and principal payments on mortgages and other debt costs, if any; (9) repairs or other work required due to fire or other casualty to the extent of insurance proceeds actually received by Landlord; (10) capital improvements to the extent not expressly included in the definition of “Operating Expenses”; (11) payments to affiliates of Landlord (excluding property management fees) but only to the extent that they exceed market charges; (12) salaries of executive officers of Landlord (other than those executive officers that provide services that could otherwise be provided by a third party consultant, such as accounting, and then only to the extent not in excess of the reasonable cost of such third party service); (13) depreciation claimed by Landlord for tax purposes; (14) penalties, fines and other damages incurred due to violation by the Landlord of any lease or any laws and any interest or penalties attributable to late payment by Landlord of any of the Operating Expenses (except to the extent resulting from Tenant’s late payment); and (15) costs and expenses of investigating, monitoring and remediating Hazardous Substances on, under or about the Building, the Property or the Project.

Operating Expenses that are incurred jointly for the benefit of the Building and one or more other buildings or properties may be allocated between the Building and the other buildings or properties in accordance with the ratio of their respective rentable areas calculated using a consistent methodology or on any other reasonable basis determined by Landlord.

“Tenant’s Share”: Tenant’s Share shall be a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Project. On the Commencement Date, the Tenant’s Share is 50.723%. The Tenant’s Share shall be recalculated from time to time in the event that there shall be a change in the rentable area of either the Premises or other rentable areas of the Project. Landlord shall apportion Operating Expenses for the Project to the Premises based on the proportionate square feet of improvements in the Project benefiting from the same unless Landlord determines in good faith that such apportionment should be equitably determined on another basis, such as usage. Landlord may elect to allocate Operating Expenses separately among tenants with different use categories in the Project from time to time based on such factors as the Landlord reasonably determines (rather than on a proportionate basis based on square feet) if Landlord reasonably determines it is necessary to fairly allocate the Operating Expenses. Operating Expenses incurred for the benefit of less than all of the tenants at the Project may be allocated among such tenants based on the rentable square footage of their respective premises or on any other reasonable basis determined by Landlord.

“Landlord’s Statement”: An instrument containing a computation of any Additional Rent due pursuant to the provisions of this Article 5.

5.2 Payment of Taxes. Commencing on the Commencement Date, Tenant shall pay, as Additional Rent, Tenant’s Share of Taxes payable in respect of any Tax Year falling wholly or partially within the Term (which payment shall be adjusted by proration with respect to any partial Tax Year). Within thirty (30) days after the issuance by the Town of Norwood or other applicable governmental authority of the bill for Taxes, Landlord shall submit to Tenant a copy of such bill, together with Landlord’s Statement and Tenant shall pay the Additional Rent set forth on such Landlord’s Statement (less the amount of estimated payments paid by Tenant on account thereof) as set forth herein. Landlord, at its option, may require Tenant to make monthly payments on account of Tenant’s Share of Taxes. The monthly payments shall be one-twelfth (1/12th) of the amount of Tenant’s Share of Taxes and shall be payable on or before the first day of each month during the Term, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided, that, Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. If Landlord’s statement shows that the estimated Taxes paid by Tenant exceed the actual amount of Tenant’s Share of Taxes for such Tax Year, Landlord shall, at Landlord’s election, either (i) reimburse Tenant for the amount so overpaid by Tenant within thirty (30) days after the issuance of Landlord’s Statement, or (ii) credit such amount against Tenant’s estimated payments of Taxes next coming due (except at the end of the Term, in which cause alternative (i) shall be implemented). If the Building and the other occupiable buildings located at the Project are not assessed as a separate tax parcel, then real estate taxes shall be allocated between the Building and the other buildings on the tax parcel based on the factors taken into account by the municipal tax assessor or such other reasonable method as Landlord may elect, which may be based on the relative square footages of the buildings and their use or may be in accordance with the ratio of their respective fair market values. If Landlord shall receive any tax refund or reimbursement of Taxes with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord’s expenses in obtaining such refund, Landlord shall, provided there does not then exist an Event of Default, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term) multiplied by Tenant’s Share against Tenant’s estimated payments of Taxes next coming due (or refund such amount if the Term of this Lease has ended and Tenant has no further obligation to Landlord); provided, however, that in no event shall Tenant be entitled to a credit in excess of the payments made by Tenant on account of Taxes for such Tax Year. If Tenant reasonably believes that Taxes with respect to the Building are over assessed by the tax assessor for the Town of Norwood, at Tenant’s request made at least 30 days prior to the expiration of the right to appeal or seek an abatement of the same, Landlord shall use commercially reasonable efforts to seek an abatement of Taxes with respect to the Building for the applicable Tax Year (any reasonable out of pocket expenses incurred by Landlord in connection with such effort being includable in Taxes).

5.3 Payment of Operating Expenses. Commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of all Operating Expenses in respect of each Expense Year. Tenant shall pay a sum equal to one-twelfth (1/12) of the amount of Tenant’s Share of Operating Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided, that, Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. Landlord shall endeavor, within one hundred fifty (150) days after the expiration of each Expense Year, to prepare and furnish Tenant with Landlord’s Statement showing the Operating Expenses incurred during such Expense Year. Within thirty (30) days after receipt of Landlord’s Statement for any Expense Year setting forth Tenant’s Share of Operating Expenses attributable to such Expense Year, Tenant shall pay Tenant’s Share of such Operating Expenses (less the amount of estimated payments paid by Tenant on account thereof) to Landlord as Additional Rent. If Landlord’s statement shows that the estimated Operating Expenses paid by Tenant exceed the actual amount of Tenant’s Share of Operating Expenses for such Expense Year, Landlord shall, at Landlord’s election, either (i) reimburse Tenant for the amount so overpaid by Tenant within thirty (30) days after the issuance of Landlord’s Statement, or (ii) credit such amount against Tenant’s estimated payments of Operating Expenses next coming due (except at the end of the Term, in which cause alternative (i) shall be implemented).

5.4 Payment of Utilities. The Premises is separately metered for all utilities. Commencing on the Commencement Date, Tenant shall pay for all water, gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon, directly to the providers thereof. Tenant shall take all steps required by the respective utility companies to provide for direct billing to Tenant for any utilities serving the Premises including, without limitation, making applications to the utility company in connection with such service and making any deposits as the utility company shall require. Tenant agrees to pay, or cause to be paid, all charges for utilities consumed in the Premises (or by special facilities serving the Premises), punctually as and when due directly to the provider of such service. From time to time, if requested by Landlord, Tenant shall provide Landlord with evidence of payment to, and good standing with, such utility company as Landlord may reasonably require. Tenant covenants and agrees to indemnify, hold harmless and defend Landlord against all liability, cost and damage arising out of or in any way connected to Tenant’s payment, non-payment or late payment of any and all charges and rates and deposits to such utility company relating to the Premises. Tenant shall maintain all meters serving the Premises in good operating condition.

5.5 Landlord’s Statements.

5.5.1 Delivery of Statements. Landlord will deliver Landlord’s Statements to Tenant during the Term. Landlord’s delay or failure to render Landlord’s Statement with respect to any Expense Year or any Tax Year beyond a date specified herein shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to that or any subsequent Expense Year or subsequent Tax Year provided that the same is delivered within three years after the end of such Expense Year or Tax Year, as the case may be. The obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent incurred during the Term shall survive the expiration or any sooner termination of the Term. If Landlord fails to give Tenant a statement of projected Operating Expenses prior to the commencement of any Expense Year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord. Landlord’s Statements shall be conclusive between the parties absent manifest error, subject to the provisions of Section 5.5.2, below.

5.5.2 Tenant Inspection Rights. During the twelve (12) month period after receipt of any Landlord’s Statement (the “Review Period”), Tenant may inspect and audit Landlord’s records relevant to the cost and expense items reflected in such Landlord’s Statement (a “Tenant Audit”) at the offices of Landlord’s management company at a reasonable time mutually agreeable to Landlord and Tenant during Landlord’s usual business hours. Each Landlord’s Statement shall be conclusive and binding upon Tenant unless within six (6) months after receipt of such Landlord’s Statement Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying the respects in which Landlord’s Statement is claimed to be incorrect. Tenant’s right to conduct any Tenant Audit shall be conditioned upon the following: (a) no Event of Default shall be ongoing at the time that Tenant seeks to conduct the Tenant Audit; (b) in no event shall any Tenant Audit be performed by a firm retained on a “contingency fee” basis; (c) the Tenant Audit shall be concluded no later than thirty (30) days after the end of the Review Period; (d) any Tenant Audit shall not unreasonably interfere with the conduct of Landlord’s business; (e) Tenant and its accounting firm shall treat any information gained in the course of any Tenant Audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing any Tenant Audit; (f) Tenant’s accounting firm’s audit report shall, at no charge to Landlord, be submitted in draft form for Landlord’s review and comment before the final approved audit report is delivered to Landlord, and Landlord shall have the right to point out errors or make suggestions with respect to such audit report, and any appropriate comments or clarifications by Landlord which are accepted by Tenant’s auditor shall be incorporated into the final audit report, it being the intention of the parties that Landlord’s right to review is intended to prevent errors and avoid the dispute resolution mechanism set forth in the following paragraph and not to unduly influence Tenant’s auditor in the preparation of the final audit report; and (g) the Tenant Audit shall be conducted by Tenant at its sole cost and expense unless the results of such Tenant Audit show that Landlord’s Statement overstated the amount of Operating Expenses owed by Tenant for the relevant billing period by more than five percent (5%) in which case Landlord shall be responsible for payment of such costs and expenses. If Tenant makes a timely exception within the Review Period, Tenant shall nonetheless pay the amount shown on the Landlord’s Statement in the manner prescribed in this Lease, without any prejudice to such exception, and any overpayments identified during any Tenant Audit, if any, shall be applied as a credit against the amount of Additional Rent owed by Tenant immediately following the Tenant Audit.

Any dispute arising out of or relating to the results of a Tenant Audit shall be submitted to and determined in binding arbitration under the expedited Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted before and by a single arbitrator that is a certified public accountant with at least 10 years’ experience overseeing books and records for similar properties (a “Qualified Arbitrator”) selected by the parties. If the parties have not selected an arbitrator within thirty (30) days of written demand for arbitration, the Qualified Arbitrator shall be selected by the Boston office of the American Arbitration Association on application by either party. The parties agree that the arbitration hearing shall be held within thirty (30) business days following notification to the parties of the appointment of such arbitrator, and that the arbitration proceedings shall be concluded within thirty (30) business days following the first scheduled arbitration hearing. Each party shall bear all its own expenses of arbitration and shall bear equally the costs and expenses of the arbitrator. All arbitration proceedings shall be conducted in the City of Boston, Commonwealth of Massachusetts. Landlord and Tenant further agree that they will faithfully observe this agreement and rules, and that they will abide by and perform any award rendered by the arbitrator and that a judgment of the court having jurisdiction may be entered upon the award. The duty to arbitrate shall survive the cancellation or termination of this Lease.

ARTICLE 6 LANDLORD SERVICES

6.1 Services. Landlord shall provide the following services to the Premises (subject to Tenant’s reimbursement and payment obligations therefor in accordance with the operation of Article 5 hereof):

(a) Maintenance of exterior drives, walkways and parking areas serving the Project free of accumulations of snow.

(b) Maintenance and repair and lighting of exterior drives, walkways and parking areas serving the Project.

(c) Access by Tenant to the Premises and Common Areas serving the same twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, including but not limited to Tenant’s shipment and delivery of inventory and products, except for emergency situations outside of Landlord’s control and subject to Landlord’s Rules and Regulations.

Landlord agrees to furnish or cause to be furnished to the Premises services described herein, subject to the conditions and in accordance with the standards set forth herein. Landlord’s failure to furnish any of such services when such failure is caused by accidents, the making of repairs, alterations or improvements, or by Force Majeure (as defined in Section 19.22, below), shall not result in any liability to Landlord (to the maximum extent permitted pursuant to Applicable Laws). Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

6.2 Additional Services. Landlord may impose reasonable charges for any unanticipated, additional costs incurred by Landlord for additional or unusual services to Common Areas required because of any particular use of the Premises or the carelessness of Tenant. The expense charged by Landlord to Tenant for any such services be (i) reasonably calculated by Landlord based on Landlord’s actual costs, and (ii) shall constitute Additional Rent and shall be payable in accordance with Section 4.4.

6.3 Excessive Use of Utilities.

6.3.1 Prohibited Activities. Tenant shall comply with the conditions of occupancy and connected utility loads reasonably established by Landlord for the Building and Tenant shall not use utilities or other services in excess of the services described above in Section 6.1 or in a manner that (a) overloads Building systems, or (b) interferes with proper functioning of any Building systems or service equipment or Landlord’s ability to provide services to other tenants in the Project.

6.3.2 Landlord’s Right to Survey Usage. Landlord may survey Tenant’s use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use by Tenant or anyone claiming by, through or under Tenant including the cost of all repairs and alterations to the Building’s mechanical and electrical systems (including the installation of any additional meters necessary to measure Tenant’s excess use) and the cost of additional services made available to Tenant beyond those required by this Lease, if any. Such costs shall constitute Additional Rent and Tenant shall pay such costs pursuant to Section 4.4.

6.4 Maintenance of Common Areas. The manner in which the Common Areas are maintained and operated shall be in accordance with the standards of comparable first-class, so-called “triple net” office and laboratory buildings in the suburban Route 128 corridor lab market. Landlord reserves the right from time to time to (a) make changes in the shape, size, location and appearance of the land and improvements which constitute the Common Areas, provided that Landlord shall not materially impair the Tenant’s ability to operate its business in or reasonable access to the Premises, except temporary impairments required by said changes; (b) make such improvements, alterations and repairs to the Common Areas as may be required by governmental authorities or by utility companies servicing the Project; (c) construct, maintain and operate lighting and other facilities on all said areas and improvements; and (d) to add or remove improvements and facilities to or from the Common Areas, provided that Landlord shall not materially impair the Tenant’s ability to operate its business in or reasonable access to the Premises, except temporary impairments required by said changes. The use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord’s counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein; provided, however, Landlord shall do so at such times and in such manner as shall minimize any disruption to Tenant to the extent reasonably possible.

6.5 Access to Premises.

6.5.1 Landlord’s Right of Entry. Landlord shall have the right to enter the Premises without abatement of Rent at all reasonable times upon not less than 24 hours’ prior notice to Tenant which may be given by telephone or electronic mail (except in emergencies when no advance notice shall be required), (a) to supply any service to be provided by Landlord to Tenant hereunder, (b) to show the Premises to Landlord’s Mortgagee and to prospective purchasers, mortgagees and (during the last sixteen (16) months of the Term) tenants, and (c) to inspect, alter, improve or repair the Premises and any portion of the Property, and (d) to introduce conduits, risers, pipes and directs to and through the Premises, provided that in exercising any such right, Landlord will cause all such conduits, risers, pipes and ducts to be placed above dropped ceilings, within walls, or below floors or in closets, to the extent reasonably practicable. In conducting any such activities, Landlord shall use reasonable efforts not to disrupt the conduct of Tenant’s business operations. With respect to non-emergency entries by Landlord pursuant to this paragraph, Tenant shall have the opportunity to have a representative of Tenant accompany Landlord on any such entry.

6.5.2 Tenant’s Keys. For each of the purposes stated above in this Section 6.5, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or special security areas, and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises.

6.6 PH Neutralization. The Building is serviced by a common laboratory waste sanitary sewer system from the pH neutralization room of the Building to the municipal sewer line in the street adjacent to the Building. An pH neutralization system (the “PH Neutralization System”) is connected to the Premises. So long as Tenant is the only tenant of the Building, Tenant shall have exclusive use of the PH Neutralization System, and shall be solely responsible for all costs, charges and expenses in connection with or arising out of the operation, use, maintenance, inspect, or repair of the PH Neutralization System, including all clean-up costs relating to the PH Neutralization System (collectively, “System Costs”). If, at any time during the Term, Tenant is no longer the sole occupant of the Building, and the PH Neutralization System is being used by other tenant(s) or occupant(s) of the Building, then, during such time period, Tenant shall only be obligated to pay its proportionate share of the System Costs (based on the rentable square footage of tenants utilizing the same). Notwithstanding the foregoing, in the event the PH Neutralization System is damaged or repairs to the PH Neutralization System are required as a result of the improper use of the PH Neutralization System by Tenant, Tenant shall be responsible for one hundred percent (100%) of the cost of any repairs or replacement required as a result of such improper use by Tenant, regardless of whether the PH Neutralization System is then being used by other tenant(s) or occupant(s) of the Building. Similarly, if the PH Neutralization System is damaged, or if repairs to the PH Neutralization System are required as a result of the improper use of the PH Neutralization System by other tenant(s) or occupant(s) of the Building, then Tenant shall have no responsibility for the cost of any repairs or replacements required as a result of such improper use by such other tenant(s) or occupant(s).

Tenant shall comply with all the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable governmental authority with respect to the permitting, use, operation and maintenance of the PH Neutralization System and waste water treatment system. Tenant shall be solely responsible for all costs incurred in connection with the same, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable governmental authority with respect to the permitting, use, operation and maintenance of the PH Neutralization System and waste water treatment system and (b) this Section. Tenant shall be solely responsible for obtaining and maintaining during the Term (m) any permit required by the MWRA (“MWRA Permit”) to operate the Building sewer system for use by the Building, generally and (n) and, at Tenant’s sole risk, Tenant shall retain a qualified employee or consultant with a wastewater treatment operator license from the Commonwealth of Massachusetts to oversee the operation and maintenance of the PH Neutralization System. Tenant shall provide Landlord with copies of any submissions that it makes to the MWRA with respect to the PH Neutralization System. Tenant shall not introduce anything into the PH Neutralization System (x) in violation of the terms of the MWRA Permit, (y) in violation of Applicable Laws or (z) that would interfere with the proper functioning of the PH Neutralization System. Landlord agrees to reasonably cooperate with Tenant, at no cost to Landlord, in order to obtain the MWRA Permit. Tenant shall reimburse Landlord within ten (10) business days after demand for any documented third-party costs incurred by Landlord pursuant to this Section. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord, its lenders, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (the “Landlord Parties”) harmless from and against any and all Claims arising out of Tenant’s use of the PH Neutralization System, including (a) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (b) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (c) sums paid in settlement of claims that arise during or after the Term as a result of Tenant’s improper use of the PH Neutralization System. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration required by any governmental authority caused by Tenant’s improper use of the PH Neutralization System.

ARTICLE 7 CONDUCT OF BUSINESS BY TENANT

7.1 Permitted Use. The Premises shall be used and occupied only for offices for administrative, executive, or professional office purposes; laboratories engaged in research, experimental testing activities, and, as an accessory use to Tenant’s laboratory activities, light manufacturing of medical devices, in each case to the extent permitted pursuant to Applicable Laws and consistent with comparable office and laboratory buildings in the Town of Norwood (collectively, the “Permitted Use”), but expressly excluding medical, clinical, government and education (as distinguished from training of staff) offices. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the Permitted Use specifically set forth above or in any illegal manner, or in any manner that, in Landlord’s judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Project, or with the proper and economical rendition of any such service, or with the use and enjoyment of any part of the Project by any other tenant or occupant. To the extent that any portion of the Premises is designed for mechanical, chemical storage or other ancillary use serving the primary portion of the Premises, such area(s) shall only be used for the purpose for which such area(s) has been designed as the same may be modified from time to time in compliance with this Lease. Tenant agrees that it will not exceed the maximum floor bearing capacity for the Premises.

7.2 Tenant’s Personal Property. Tenant shall be responsible for any ad valorem taxes on its personal property (whether owned or leased) and on the value of its leasehold improvements made by Tenant in the Premises (which are in excess of building standard improvements), and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable allocation of the impositions to such improvements and charge Tenant for the same as Additional Rent.

7.3 Compliance with Laws.

7.3.1 Tenant’s Compliance Obligations. From and after the Commencement Date, Tenant, at Tenant’s expense, shall comply promptly with the laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term including, without limitation, the Americans with Disabilities Act (“ADA”), and all applicable federal, state and municipal building, zoning, fire, health, safety and environmental laws (the “Applicable Laws”) that shall impose any duty on Tenant with respect to the Premises or the use, occupancy or operation thereof. Tenant will obtain and maintain in full force and effect any and all licenses and permits necessary for its use. Tenant shall make any Alterations (as defined in Section 8.3.1) in or to the Premises in order to comply with the foregoing, which are necessitated or occasioned, in whole or in part by the use or occupancy or manner of use, occupancy or operation of the Premises by Tenant or any of its officers, employees, agents, contractors, invitees, licensees or subtenants (the “Tenant Parties”). Notwithstanding the foregoing, Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation and structural floor slabs of the Building or any of the life safety systems serving the Premises unless the same are (x) required by Tenant’s particular use of the Premises or (y) result from any Alterations made by Tenant.

7.3.2 Landlord’s Compliance Obligations. Landlord shall comply with all Applicable Laws in effect from time to time during the Term that shall impose any duty on Landlord with respect to the Common Areas, excluding any matters that are Tenant’s responsibility under this Lease or the responsibility of other tenants of the Project. Notwithstanding anything to the contrary contained herein, from and after the Commencement Date, Tenant shall be responsible for legal compliance, including the requirements of the ADA, with respect to (a) any and all requirements on account of Tenant’s use of, or operations in, the Premises, and (b) all Alterations designed or constructed by Tenant or its contractors or agents.

7.4 Landlord’s Rules and Regulations. Tenant shall observe and comply with the rules and regulations attached to this Lease as Exhibit 7.4, and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the “Rules and Regulations”). Tenant shall not use or permit the use of the Premises in any manner that will cause waste or a nuisance, or which shall tend to unreasonably disturb other tenants of the Project.

7.5 No Liens. Tenant shall keep the Premises and Property free from any liens or encumbrances arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. Any claim to, or lien upon, the Premises or the Property arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises and the Property. If any mechanics’ or other lien shall be filed against the Premises or the Property purporting to be for services, labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within ten (10) days after the filing thereof.

7.6 Hazardous Substances.

7.6.1 Tenant’s Obligations.

7.6.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit 7.6.1.1. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s subtenants or assigns, or any of their respective employees, contractors and subcontractors of any tier, entities with a contractual relationship with such parties (other than Landlord), or any entity acting as an agent or sub-agent of such parties or any of the foregoing (collectively, “Tenant Parties”) will produce, use, store or generate any “Hazardous Substances”, as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Substance to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released”, as that term is defined below, on, in, under or about the Premises, Property or Project. If any information provided to Landlord by Tenant on any Environmental Questionnaire, or otherwise relating to information concerning Hazardous Substances, is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request, or in the event of any material change in Tenant’s use of Hazardous Substances at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire. Tenant may use additional Hazardous Substances that are necessary for Tenant’s business operations in the Premises so long as such use complies with the terms and conditions of this Lease, is consistent with first class life science and medical device uses undertaken in urban, mixed use settings within the Route 128 corridor, and Tenant provides Landlord with an updated Environmental Questionnaire identifying such use (which updates may be provided quarterly rather than with the introduction of each such Hazardous Substance). Tenant shall not install or permit any underground storage tank at the Premises. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the Release (as defined below) of any Hazardous Substances at, upon, under or within the Premises, Property or Project; and (ii) shall not engage in activities at the Premises that give rise to, or lead to the imposition of, liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises, Property or Project. For purposes of this Lease, “Hazardous Substances” means all flammable explosives, petroleum and petroleum products, oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs“), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may hereafter be determined to be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, or “toxic substances” under any Environmental Laws. The term “Hazardous Substances” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release“ or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Substances into the environment.

Notwithstanding anything contained herein to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work above the risk category Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS“) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL“) or such nationally recognized new or replacement standards as Landlord may reasonable designate. Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

7.6.1.2 Notices to Landlord. Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) Tenant becomes aware of the occurrence of any actual, alleged or threatened Release of any Hazardous Substance in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, Property or Project, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Substances in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Substances Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Substances Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws”, as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Substances Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Property without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Substances Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Substances, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., M.G.L. c.21C; oil and hazardous materials as defined in M.G.L. c.21E; and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Commencement Date, or thereafter adopted, published or promulgated.

7.6.1.3 Releases of Hazardous Substances. If there occurs any Release of any Hazardous Substance in, on, under, from or about the Premises, or requiring any Clean-Up (as defined below), in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective, remedial and other Clean-up action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 7.6, including, without limitation, Section 7.6.6, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises and Property are remediated to a condition allowing unrestricted use of the Premises for uses that would have been permitted but for the Release (i.e., to a level that will allow any future use of the Premises, including residential if permitted, without any engineering controls or deed restrictions), all in accordance with the provisions and requirements of this Section 7.6.

Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Substance to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Substances in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive. Nothing in this Section 7.6.1.3 shall be deemed to make Tenant responsible for (i) a Release existing at the Property as of the date of this Lease, (ii) Hazardous Substances migrating to the Premises, Property or Project not resulting from the acts or omissions of any Tenant Parties, or (iii) a Release of Hazardous Substances caused by any Landlord Parties (collectively, “Excluded Hazardous Substance Conditions”).

7.6.2 Indemnification.

7.6.2.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold Landlord, its lenders, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Term, whether foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Substances in, on, under or about the Premises, Property or Project by any Tenant Party, except to the extent such liabilities result from the negligence or willful misconduct of Landlord following the Commencement Date. The foregoing obligations of Tenant shall include, without limitation: (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises, Property and Project, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith. It is the express intention of the parties to this Lease that Tenant assumes all such liabilities, and holds Landlord harmless from all such liabilities, associated with the environmental condition of the Premises, arising on or after the date Tenant takes possession of the Premises and Landlord, and not Tenant, shall be responsible for any Excluded Hazardous Substance Condition (including the Clean-Up (as defined below) of the same).

7.6.3 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Substances used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to reasonably review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Substances management plans and programs, any and all Hazardous Substances risk management and pollution prevention programs, and any and all Hazardous Substances emergency response and employee training programs respecting Tenant’s use of Hazardous Substances. Upon request of Landlord, made no often than annually so long as no Event of Default is continuing, Tenant shall deliver to Landlord reasonable documentation explaining the nature and scope of Tenant’s activities involving Hazardous Substances and confirming Tenant’s compliance, in all material respects, with Environmental Laws and the terms of this Lease.

7.6.4 Assurance of Performance.

7.6.4.1 Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments”, as that term is defined below, to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Substances. For purposes of this Lease, “Environmental Assessment” means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment.

7.6.4.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 7.6, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

7.6.5 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 8.6.2; (ii) cause all Hazardous Substances (other than Excluded Hazardous Substance Conditions) to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by any Tenant Parties to store any Hazardous Substances on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

7.6.6 Clean-up.

7.6.6.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Substances as to which Tenant has a removal or remediation obligation under this Section 7.6, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Substances is required by applicable Environmental Laws, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation of any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Substances in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such 30-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

7.6.6.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

7.6.6.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Substances in accordance with Applicable Laws.

7.6.6.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Section 2.2) until Tenant has fully complied with its obligations under this Section 7.6.

7.6.7 Confidentiality. Unless compelled to do so by Applicable Laws, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Laws, it shall provide Landlord with reasonable advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order provided that the obligation to provide Landlord with advance notice shall not limit Tenant from making such disclosures within the time periods required by Applicable Law. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 7.6.

7.6.8 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

7.6.9 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable Environmental Laws. Tenant shall, at Landlord’s request made no more often than annually (other than following an Event of Default) provide Landlord with a copy of any such business response plan or inventory.

7.6.10 Fire Control Areas. Notwithstanding anything to the contrary in this Lease, Tenant shall not use in excess of the number of fire control areas permitted pursuant to Applicable Laws within the Building for the storage of Hazardous Substances or, if Tenant is no longer the only tenant of Landlord in the Building, such lesser amount as is determined based on the ratio of the rentable square footage of the Premises to the total rentable square footage of leasable area in the Building as reasonably determined by Landlord on a consistent basis. In the event of a Transfer following such time, if any, as Tenant is no longer the only tenant of Landlord in the Building, if the use of Hazardous Substances by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Building in excess of the amount allotted to Tenant, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Substances, or take such other action as is necessary to ensure that its share of the fire control areas of the Building is not greater than New Tenant’s allotment of such areas.

7.6.11 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 7.6 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 7.6 have been completely performed and satisfied.

ARTICLE 8 ALTERATIONS, IMPROVEMENTS AND SIGNAGE

8.1 Landlord’s Obligations. Landlord will maintain in good repair, reasonable wear and use excepted (except casualty and condemnation which shall be governed by Article 10 and Article 11, respectively) all Common Areas, the roof structure, foundation, exterior and load-bearing walls, windows (except in the case of breakage), and the structural floor slabs. The cost of this maintenance and repair shall be included in Operating Expenses and shall be subject to reimbursement under Article 5 hereof to the extent provided therein. Maintenance and uninsured repair expenses caused by Tenant’s willful misconduct or negligent acts or omissions shall be paid directly to Landlord by Tenant in accordance with Section 4.4, and shall not constitute an Operating Expense.

8.2 Tenant’s Obligations. Tenant will maintain in good repair, reasonable wear and use excepted, the entire Premises except to the extent expressly set forth in Section 8.1, above, including the Building Systems (as defined below in Section 8.3.1), and any Alterations, fixtures and supplemental HVAC units that are dedicated to Tenant’s exclusive use, and at Tenant’s cost and expense, shall make all repairs and replacements necessary to preserve the same in good working order and in a clean, safe and sanitary condition, will suffer no waste. In furtherance of the foregoing, Tenant shall maintain in force and provide a copy of same to Landlord upon request, a service repair and full service maintenance contract with respect to the HVAC system serving the Premises and such other systems serving the Premises as Landlord may reasonably require in form reasonably satisfactory to Landlord (collectively, the “Maintenance Contract”) with contractors or servicing organizations reasonably approved by Landlord. Tenant shall repair all broken windows serving the Premises.

Tenant shall maintain, at its own expense, in good order, condition and repair to Landlord’s reasonable satisfaction, all plumbing facilities and electrical fixtures and devices (including replacement of all lamps, starters and ballasts) located within the Premises. In the event that any Building System requires replacement (except for such replacements caused by Tenant’s negligent acts or omissions or willful misconduct) during the last three years of the Term, the cost to repair any such Building System exceeds 50% of the cost to replace such Building System (as reasonably determined by Landlord’s engineer), and the useful life of such replaced Building System will extend beyond the expiration of the Term, and Landlord agrees that such replacement is required and approves the same (including the components, materials and contractor to be used for any such replacement) in accordance with the terms of this Lease, Landlord shall, within 30 days following the expiration of the Term, reimburse Tenant for the portion of the reasonable out of pocket cost of the replacement of such Building System actually incurred by Tenant in proportion to the useful life of such Building System that is beyond the expiration of the Term (as reasonably determined by Landlord). In connection with any replacement subject to reimbursement pursuant to the immediately preceding sentence, Landlord and Tenant shall enter into an agreement prior to Tenant’s undertaking such replacement to memorialize the useful life of the applicable item and the estimated cost of such replacement. Tenant shall bid and contract for any such replacement pursuant to guidelines reasonably established by Landlord and memorialized in such agreement. Tenant shall repair, at its cost, all deteriorations or damages to the Property occasioned by its negligent acts or omissions or willful misconduct (subject to the provisions of Section 9.6). If Tenant does not make any of such repairs or should Tenant fail to obtain the Maintenance Contract within twenty (20) days following notice from Landlord, Landlord may, but need not, make such repairs or obtain the Maintenance Contract, and Tenant shall pay the cost thereof as provided in Section 8.7 hereof.

Tenant shall be solely responsible for performing all janitorial and trash services and other cleaning of the Premises, all in compliance with Applicable Laws. In the event such service is provided by a third party janitorial service, and not by employees of Tenant, such service shall be performed, at Tenant’s cost, by a janitorial service reasonably approved in advance by Landlord (Landlord shall provide Tenant with a list of reasonably approved vendors upon Tenant’s request). The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with comparable first-class, so-called “triple net” office and laboratory buildings.

Tenant shall be solely responsible for the operation and maintenance of the loading area serving the Premises, in common with other tenants entitled to use the same, if any.

8.3 Tenant’s Alterations.

8.3.1 Landlord’s Consent to Alterations. Tenant may make improvements, installations, alterations or additions (“Alterations”) in or to the Premises or the Building, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects (in more than a de minimis, incidental manner) the structural portions of the Premises or the Property (the “Building Structure”) or any of the Building HVAC, mechanical, electrical, telecommunications, cabling, plumbing or other systems or equipment (the “Building Systems”), or is visible from the exterior of the Building, or which would violate any certificate of occupancy for the Building or any other permits or licenses relating to the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord (except in an emergency situation where such advance notice is not practicable), but without Landlord’s prior written consent, to the extent that such Alterations are either (i) purely cosmetic in nature (such as painting, carpeting, and the like) and are not visible from the exterior of the Building, or (ii) (1)do not adversely affect Building Systems or the Building Structure, (2) require a permit from a governmental authority, (3) are not visible from the exterior of the Building, and (4) cost less than $25,000.00 for a particular job of work. In no event shall Tenant make any Alterations in or to the Premises or the Building except as set forth in this Section 8.3.1.

8.3.2 Construction Standards. All Alterations made by or on behalf of Tenant shall be made and performed: (a) by contractors or mechanics approved by Landlord, who shall carry liability insurance of a type and in such amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds, (b) in a good and workmanlike manner, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation and shall be in conformity with Landlord’s building standard specifications, as the same may be amended by Landlord and in effect at such time, (d) in accordance with all Applicable Laws, and (e) pursuant to plans, drawings and specifications (“Tenant’s Plans”) which have been reviewed and approved by Landlord prior to the commencement of the repairs or replacements and approved by, and filed with, all applicable governmental authorities (the “Construction Standards”). Landlord’s consent of Tenant’s contractors and mechanics and Tenant’s Plans shall not be unreasonably withheld, conditioned or delayed. Prior to commencing any Alterations affecting air disbursement from ventilation systems serving Tenant or the Building, including without limitation the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form, reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.

8.3.4 Security System. Subject to Tenant’s compliance with the provisions of Section 6.5.2 and Section 8.3.2 above, Tenant shall have the right to install, at its expense, a security system to secure the Premises provided that Landlord is given access cards or passwords as required to permit Landlord to enter the Premises in accordance with this Lease. Tenant acknowledges that Landlord shall have no obligation to provide security services to the Premises or Building.

8.4 Tenant’s Property. All trade fixtures, furnishings, equipment and personal property placed in the Premises by Tenant, the portions of the FF&E which constitute moveable office-type furnishings, and all computer, telecommunications or other cabling and wiring and associated conduit installed in the Premises or elsewhere at the Property by or for the benefit of Tenant (collectively, the “Tenant’s Property”) shall be removed by Tenant at the expiration of the Term. In no event shall Tenant’s Property include (and the same shall remain in the Premises at the expiration or earlier termination of this Lease) (i) any of the FF&E (other than moveable office-type furnishings), (ii) any cabling, wiring and associated conduit existing in the Premises as of the Commencement Date, or (iii) any fixtures, furnishings, or equipment paid for with the Finish Work Allowance. Tenant shall, at its cost and expense, repair any damage to the Premises or the Property caused by such removal. Any of Tenant’s Property not removed from the Premises prior to the Expiration Date shall, at Landlord’s option, become the property of Landlord. Landlord may remove such Tenant’s Property, and Tenant shall pay to Landlord, Landlord’s cost of removal and of any repairs in connection therewith in accordance with Section 4.4 hereof. Notwithstanding anything to the contrary in this Lease, Landlord shall have the right to notify Tenant at least sixty (60) days prior to the Expiration Date, or if the Lease terminates earlier, within thirty (30) days after such termination, whether the items designated on Exhibit 8.4, attached, shall not be considered Tenant’s Property and shall remain in the Premises at the expiration or earlier termination of this Lease.

8.5 Ownership and Removal. All additions, fixtures and improvements attached to or installed in or upon the Premises by Tenant or by Landlord shall be Landlord’s property and shall remain upon the Premises at the termination of this Lease without compensation, allowance or credit to Tenant. Notwithstanding the foregoing, Landlord may notify Tenant at the time Landlord grants its consent to any Alterations or Finish Work (as defined in Exhibit 3.1), that Landlord may require at the Expiration Date, or the sooner date of termination of this Lease, that Tenant, at Tenant’s expense, remove any of the Alterations or Finish Work. If Landlord notifies Tenant that such removal may be required in accordance with the preceding sentence, then Landlord shall notify Tenant at least sixty (60) days prior to the Expiration Date, or if the Lease terminates earlier, within thirty (30) days after such termination, whether Tenant will in fact have to remove such Alterations. If Tenant is required to undertake such removal but fails to do so, then Landlord may remove the same and Tenant shall pay to Landlord the cost of such removal and of any repairs for any damage to the Premises or Property in connection therewith. Any Finish Work funded by the Finish Work Allowance must remain on the Premises at the expiration or earlier termination of the Term unless Landlord otherwise notifies Tenant that it must be removed at least sixty (60) days prior to the expiration of the Term, or, if the Lease terminates earlier, within thirty (30) days after such termination.

8.6 Surrender of Premises; Environmental Assessment.

8.6.1 Surrender of Premises. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in as good condition as when Tenant took possession, ordinary wear and tear and damage by fire or other casualty excepted, and otherwise as is required in Article 8.

8.6.2 Environmental Assessment. Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Substances due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental

Assessment called for by this Section 8.6.2 to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord an Environmental Assessment addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to Landlord’s reasonable satisfaction, that (a) the Hazardous Substances described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with Applicable Laws; (b) all Hazardous Substances described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Substances and without giving notice in connection with such Hazardous Substances; and (c) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Substances described in the first sentence of this paragraph and without giving notice in connection with Hazardous Substances. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Substances as Hazardous Substances instead of non-hazardous materials. The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results. Tenant shall submit to Landlord the identity of the applicable consultants and the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least 30 days prior to commencing the work described therein or at least 30 days prior to the expiration of the Term, whichever is earlier.

If Tenant fails to perform its obligations under this Section 8.6.2, without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense if Tenant has not commenced to do so within said five day period, and Tenant shall within 10 days of written demand reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 8.6.2 shall survive the expiration or earlier termination of this Lease. In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Property for Hazardous Substances at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Substances exists at the Property or Premises as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from (i) Hazardous Substances existing in the Premises as at the delivery of possession to Tenant (in which event Landlord shall be responsible for any Clean-up, as provided in this Lease), or (ii) the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

8.7 Tenant’s Failure to Maintain. If Landlord gives Tenant written notice of the necessity of any repairs or replacements required to be made under Section 8.2 and Tenant fails to commence diligently to cure the same within twenty (20) days thereafter (except that no notice will be required in case of any emergency repair or replacement necessary to prevent substantial damage or deterioration), or if Tenant fails to obtain the Maintenance Contract within twenty (20) days following Landlord’s request, Landlord, at its option and in addition to any other remedies, may proceed to make such repairs, replacements or maintenance or obtain the required Maintenance Contract, and the expenses incurred by Landlord in connection therewith plus five percent (5%) thereof for Landlord’s supervision, shall be due and payable from Tenant in accordance with Section 4.4 hereof, as Additional Rent; provided, that, Landlord’s making any such repairs or replacements or obtaining such Maintenance Contract shall not be deemed a waiver of Tenant’s default in failing to make the same.

8.8 Signs. Landlord shall install, at Landlord’s expense, building standard sign identifying Tenant on the monument sign at the entrance to the Project (but limited to Tenant’s pro rata share, based on the number and relative square footage of tenants in the Project, of available as of right monument signage under Norwood zoning). Tenant may place, at Tenant’s cost, an exterior sign identifying Tenant above Tenant’s main entrance to the Premises, subject to Landlord’s reasonable approval of the size, design, materials and manner of affixation thereof and the provisions hereof governing Alterations, and subject to compliance with all Applicable Laws and to Tenant obtaining all necessary permits and approvals therefor. Other than as expressly described in this Section 8.8, Tenant shall not place any signage on the exterior of the Premises, and Tenant shall not place any signage on the inside of the Premises that is visible from the exterior of the Premises.

ARTICLE 9 INSURANCE

9.1 Tenant’s Insurance. Tenant, at its own expense, shall provide and keep in force with companies which are rated A-/VIII or better by A.M. Best Company and licensed in the Commonwealth of Massachusetts: (a) combined single limit commercial general liability insurance insuring against liability for personal injury and property damage, including contractual liability, in the amount of $1,000,000.00 per occurrence/$2,000,000.00 annual aggregate limit, with $10,000,000.00 of excess liability coverage through umbrella insurance (which umbrella coverage shall be on a ‘following-form’ basis); (b) “Special Form” property insurance, including standard fire and extended coverage insurance, in amounts necessary to provide replacement cost coverage, for Tenant’s Property, machinery, electronic data and any Alterations in which Tenant has an insurable property interest, including, without limitation, vandalism and malicious mischief and sprinkler leakage coverage, and “all risk” Builder’s Risk insurance, completed value, non-reporting form at any time that Tenant has commenced construction of any leasehold improvements or any Alterations, and at any time any other construction activities are underway at the Premises; (c) plate glass insurance for the Premises (if applicable); (d) Workers’ Compensation Insurance in statutory limits as required by applicable law including $1,000,000.00 Employer’s Liability Coverage Each Accident/Disease Policy Limit/Disease Each Employee; (e) automobile liability (owned and hired) with limits of $1,000,000 combined single limit, and (f) any other insurance reasonably required by Landlord. At Landlord’s request, the amounts and kinds of insurance coverages described herein may be reasonably increased or expanded to reflect amounts and coverages then typically being carried for similar business operations in institutionally owned or financed properties in the same geographic region as the Project.

9.2 Delivery of Policies. Each such insurance policy shall: (a) be provided in form, substance and amounts (where not above stated) satisfactory to Landlord and to Landlord’s Mortgagee; (b) specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder); (c) shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord; and (d) provide that Landlord shall receive thirty (30) days’ written notice prior to any cancellation or change of coverage (or, if such notice is not available from the insurer, Tenant covenants that it shall provide Landlord with such notice). Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least ten (10) days before the expiration dates of expiring policies. All such liability insurance certificates shall provide that Landlord, its mortgagees, any ground lessors and Landlord’s managing agent of whom Tenant shall have been given notice shall each be named as an additional insured. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant’s compliance with the provisions of this Article 9 shall in no way limit Tenant’s liability under any of the other provisions of this Lease.

9.3 Landlord’s Insurance; Increased Insurance Risk. Landlord, as part of Operating Expenses, shall carry “Special Form” property insurance, including standard fire and extended coverage insurance, in amounts necessary to provide replacement cost coverage, for the Building. Tenant shall not do or permit anything to be done, or keep or permit anything to be kept in the Premises, which would: (a) be in violation of any Applicable Laws, (b) invalidate or be in conflict with the provision of any fire or other insurance policies covering the Property or any property located therein, (c) result in a refusal by fire insurance companies of good standing to insure the Property or any such property in amounts required by Landlord’s Mortgagee (as hereinafter defined) or reasonably satisfactory to Landlord, (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (e) cause any increase in the fire insurance rates applicable to the Property or property located therein at the beginning of the Term or at any time thereafter. In the event that any use of the Premises by Tenant increases such cost of insurance, Landlord shall give Tenant written notice of such increase and a reasonable opportunity to cure its use to prevent such increase; provided, however, if Tenant fails to do so, Tenant shall pay such increased cost to Landlord in accordance with Section 4.4 hereof. Acceptance of such payment shall not be construed as a consent by Landlord to Tenant’s such use, or limit Landlord’s remedies under this Lease.

9.4 Indemnity. Tenant shall defend with counsel approved by Landlord in Landlord’s reasonable discretion, indemnify and hold harmless Landlord, all employees, officers, directors, partners, members and shareholders of Landlord, Mortgagees of the Property and any other party having an interest therein from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or with respect to (a) any injury to or death of any person or damage to or loss of property in, on or about the Premises or connected with the use, condition or occupancy of any thereof (except to the extent caused by the negligence or willful misconduct of Landlord, its employees, contractors, consultants or representatives), (b) [intentionally omitted], (c) any act, omission, fault, misconduct, negligence or violation of applicable laws and regulations by Tenant or any Tenant Parties, (d) any Hazardous Substances or other pollutants brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged on, in or from the Property or the Project, or allowed, permitted or suffered to be brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged thereon, therein or therefrom, by Tenant or any Tenant Parties, in violation of Section 7.6 or otherwise, (e) any construction or other work by Tenant on or about the Premises pursuant to Article 8 or otherwise. Landlord shall defend with counsel approved by Tenant in Tenant’s reasonable discretion, indemnify and hold harmless Tenant, all employees, officers, directors, partners, members and shareholders of Tenant from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or with respect to any injury to or death of any person or damage to or loss of property in, on or about the common areas of the Property caused by Landlord, its employees, contractors, consultants or representatives.

9.5 Tenant’s Use and Occupancy. Tenant’s use and occupancy of the Premises and the Project and use by all Tenant Parties, and all Tenant’s and said parties’ furnishings, fixtures, equipment, improvements, materials, supplies, inventory, effects and property of every kind, nature and description which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be in, on or about the Premises, shall be at Tenant’s and said parties’ sole risk and hazard. To the extent permitted pursuant to Applicable Law, Landlord shall not be liable to Tenant or any other party for injury to or death of any person or damage to or destruction of any property in, on or about the Premises, nor for any interruption in Tenant’s use of the Premises or the conduct of its business therein, nor for any other losses, damages, costs, expenses or liabilities whatsoever, including without limitation where caused by fire, water, explosion, collapse, the leakage or bursting of water, steam, or other pipes, any environmental or other condition in, on, or about the Premises, or any other event, occurrence, condition or cause, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. It is Tenant’s responsibility to maintain insurance against any such loss or casualty.

9.6 Waiver of Subrogation Rights.

9.6.1 Mutual Waiver. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby agree and hereby waive any and all rights of recovery against each other for loss or damage occurring to the Premises or the Project or any of Landlord’s or Tenant’s Property contained therein regardless of the cause of such loss or damage to the extent that the loss or damage is covered by the injured party’s insurance or the insurance the injured party is required to carry under this Lease, whichever is greater (without regard to any deductible provision in any policy). This waiver also applies to each party’s directors, officers, employees, shareholders, and agents.

9.6.2 Insurance Policy Coverage. Each party will assure that its insurance permits waiver of liability and contains a waiver of subrogation. Each party shall secure an appropriate clause in, or an endorsement to, each insurance policy obtained by or required to be obtained by Landlord or Tenant, as the case may be, under this Lease, pursuant to which the insurance company: (a) waives any right of subrogation against Landlord or Tenant as the same may be applicable, or (b) permits Landlord or Tenant, prior to any loss to agree to waive any claim it might have against the other without invalidating the coverage under the insurance policy. If, at any time, the insurance carrier of either party refuses to write (and no other insurance carrier licensed in Massachusetts will write) insurance policies which consent to or permit such release of liability, then such party shall notify the other party and upon the giving of such notice, this Section 9.6.2 shall be void and of no effect.

ARTICLE 10 CASUALTY

10.1 Damage or Destruction.

10.1.1 Landlord’s Repair Obligation. Tenant shall give prompt notice to Landlord of any damage by fire or other casualty (a “Casualty”) to the Premises or any portion thereof. During the sixty (60)-day period following the occurrence of a Casualty (the “Notice Period”), Landlord will notify Tenant of Landlord’s estimate (the “Landlord’s Estimate”) of the period of time required to complete the restoration work. In the event that the Premises, or any part thereof, or access thereto, shall be so damaged or destroyed by fire or other insured Casualty that Tenant shall not have reasonably convenient access to the Premises or any material portion of the Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.1, and if in the judgment of the Landlord the damage or destruction may be repaired within three hundred sixty-five (365) days with available insurance proceeds, then the Landlord shall so notify the Tenant and shall repair such damage or destruction as provided in Section 10.4 hereof with reasonable diligence, subject to the limitations, if any, of Applicable Laws. If in the judgment of the Landlord the Premises, or means of access thereto, cannot be repaired within three hundred sixty-five (365) days after the elapse of the Notice Period with available insurance proceeds, then either party shall have the right to terminate the term of this Lease by giving written notice of such termination to the other party within the period of forty-five (45) days after the delivery of Landlord’s Estimate. If the reconstruction period estimated by Landlord is more than three hundred sixty five (365) and neither party terminates this Lease on account thereof, subject to Landlord’s receipt of sufficient insurance proceeds, Landlord shall repair such damage or destruction as provided in Section 10.4 hereof with reasonable deliveries subject to the limitations, if any, of Applicable Laws to be the period so estimated by Landlord.

10.1.2 Failure to Complete Repairs; Rights of Termination. If Landlord is obligated, or elects to repair the damage to the Premises and fails to substantially complete the repairs within the longer of the period of time required or permitted by this Section 10.1 or the time set forth in Landlord’s Estimate plus a contingency period equal to 10% of the time set forth in Landlord’s Estimate (as the same may be reasonably extended due to any delay caused by Force Majeure) (the “Reconstruction Period”) then, Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord not later than ten (10) days following the end of the Reconstruction Period.

10.2 Abatement of Rent. Base Rent and Additional Rent shall not be abated or suspended if, following any Casualty, Tenant shall continue to have reasonably convenient access to the Premises and the Premises are not rendered unfit for use and occupancy. If Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.1 by reason of such Casualty, then Rent shall be equitably suspended or abated relative to the portion of the Premises that cannot be used by Tenant for any of its business operations, effective as of the date of the Casualty until Landlord has (a) substantially completed the repair of the Premises and the means of access thereto, and (b) has delivered notice thereof to Tenant.

10.3 Events of Termination. Notwithstanding the provisions of this Article 10, if, prior to or during the Term the Building or Project shall be so damaged by Casualty that, in Landlord’s reasonable estimate, the cost to repair the damage will be more than twenty-five percent (25%) of the replacement value of the Building or Project (whether or not the Premises shall have been damaged or rendered untenantable), then, in such event, Landlord, may give to Tenant, within ninety (90) days after such Casualty, a sixty (60) days’ notice of the termination of this Lease and, in the event such notice is given, this Lease and the term shall terminate upon the expiration of such sixty (60) days with the same effect as if such date were the Expiration Date, provided, however, if the Premises have not been damaged or rendered untenantable, Landlord shall not terminate this Lease unless Landlord terminates all leases within the Project or Landlord otherwise determines that the continued operation of the Property is uneconomic taking into account the impact of such Casualty on the remainder of the Project. If more than twenty-five percent (25%) of the gross rentable area of the Premises shall be wholly or substantially damaged or destroyed by Casualty at any time during the last six (6) months of the Term, either Landlord or Tenant may terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after the occurrence of such damage. Upon the occurrence of a termination of this Lease pursuant to this Article 10, Tenant shall pay to Landlord, out of any insurance proceeds received by Tenant with respect to its Alterations, Finish Work, or other improvements in the Premises, an amount equal to the unamortized Finish Work Allowance, amortized on a straight line basis over the initial term of the Lease, with interest at the rate of 9%.

10.4 Scope of Landlord’s Repairs. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction to the Premises pursuant to this Article 10, Landlord shall not be obligated to restore or replace Tenant’s Property, Tenant’s Alterations, or the Finish Work, which shall be restored or replaced by Tenant at Tenant’s sole cost and expense. No damages, compensation or claim shall be payable by the Landlord to Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Article 10.

ARTICLE 11 CONDEMNATION

11.1 Entire Condemnation. In the event that the whole of the Premises shall be taken under the power of eminent domain or by any proceeding for taking for public or quasi-public use (a “Condemnation”), this Lease and the term and estate hereby granted shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such taking.

11.2 Partial Condemnation.

11.2.1 Effect of Partial Condemnation. In the event that only a part of the Premises shall be taken by Condemnation and the remaining Premises are suitable for the Permitted Use without material interference with Tenant’s business operations and Tenant shall have reasonable, convenient access to and from the Premises, the Term shall expire as to that portion of the Premises condemned effective as of the date of the vesting of title in the condemning authority, and this Lease shall continue in full force and effect as to the part of the Premises not so taken. In the event of a partial Condemnation of the Premises which results in a lack of reasonable, convenient access to and from the Premises or which results in insufficient space for Tenant to carry on its business without material interference with its business, Tenant shall have the right to terminate this Lease if Landlord cannot relocate Tenant to comparable space elsewhere in the Project following the effective date of the Condemnation.

11.2.2 Landlord’s Option to Terminate. In the event that a part of the Project shall be subject to Condemnation (whether or not the Premises are affected), Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of the vesting of title in the condemning authority if in Landlord’s reasonable opinion: (a) a substantial alteration or reconstruction of the Project (or any portion thereof) shall be necessary or appropriate, or (b) the portion of the Project so condemned has the effect of rendering the remainder of the Project uneconomic to maintain, provided, however, if the Premises are not affected by the Condemnation, Landlord shall not terminate this Lease unless Landlord terminates all leases within the Project or Landlord otherwise determines that the continued operation of the Property is uneconomic taking into account the impact of such Casualty on the remainder of the Project.

11.2.3 Landlord’s Repair Obligations. In the event that this Lease is not terminated in accordance with Section 11.2 hereof, Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Premises are located so as to constitute the remaining Premises a complete architectural unit to the extent feasible and permitted by Applicable Laws, but Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. “Amount received by Landlord” shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by Mortgagees and after payment of all costs involved in collection, including but not limited to attorney’s fees. Tenant, at its own cost and expense, shall restore all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of personalty of Tenant which are not taken to as near its former condition as the circumstances will permit. In the event of a partial taking, all provisions of this Lease shall remain in full force and effect.

11.3 Temporary Taking. If there is a taking of the Premises for temporary use arising out of a temporary emergency or other temporary situation, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant’s obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking, and Tenant shall be entitled to the award for its leasehold interest.

11.4 Condemnation Awards. Except as provided in the preceding Section 11.3, Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of Tenant’s Property provided that such award does not diminish or reduce the amount of the award payable to Landlord. If this Lease terminates due to the terms of this Article 11, Landlord shall pay to Tenant, pari passu out of any award actually received by Landlord, an amount equal to the then-unamortized costs of the Finish Work (as reasonably evidenced to Landlord) to the extent such costs exceed the Finish Work Allowance. Such amortization shall be measured over the initial Term of the Lease.

11.5 Proration. In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, then the Base Rent and Tenant’s Share shall be adjusted in proportion to that portion of the Premises taken by such condemnation or other taking.

ARTICLE 12 ASSIGNMENT AND SUBLETTING

12.1 Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, encumber or otherwise transfer this Lease or any interest herein directly or indirectly, by operation of law or otherwise, or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant, in each case without Landlord’s prior written consent. Notwithstanding the foregoing to the contrary, Landlord shall not unreasonably withhold, delay or condition its consent to a sublet of the Premises or an assignment of this Lease, provided that (a) Tenant shall deliver to Landlord prior written notice of such proposed transfer together with such related information as Landlord shall reasonably request, (b) no Event of Default under this Lease shall have occurred and be continuing, (c) in the case of an assignment or a sublease of more than 50% of the Premises, the financial worth and creditworthiness of the proposed transferee shall not be less than that of Tenant both as of the date of execution of this Lease and the date of such proposed Transfer, based upon audited financial statements or equivalent financial information, or in the case of a sublease of 50% of the Premises or less, the proposed sublessee has sufficient creditworthiness to perform the obligations under the sublease agreement; (d) Tenant shall remain fully liable under this Lease and any assignee shall be jointly and severally liable with Tenant for all such obligations; and (e) such transferee (in the event of an assignment) shall agree directly with Landlord to be bound by all of the obligations of Tenant hereunder pursuant to an assumption agreement satisfactory to Landlord, including, without limitation, the obligation to pay all Rent and other charges due under this Lease. If at any time or from time to time during the Term,

Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice (a “Transfer Notice”) setting forth the terms of the proposed Transfer and the identity of the proposed assignee or subtenant (each, a “Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice an acceptable assumption agreement for Tenant’s obligations under this Lease (in the case where the Transfer is a proposed assignment of this Lease) together with all relevant information reasonably requested by Landlord concerning the proposed Transferee to assist Landlord in making an informed judgment regarding the Transferee’s proposed use of the Premises (which use must be permitted by Applicable Laws), and the financial responsibility, creditworthiness, reputation, and business experience of the Transferee. The direct or indirect transfer of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such Transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Section 12.1. Notwithstanding anything contained herein, except with respect to a Permitted Transfer (as defined below), Tenant may not assign this Lease or sublease any portion of the Premises to another tenant of the Project or any of such tenant’s affiliates so long as comparable space is available for lease at the Project.

12.2 Landlord’s Options. Landlord shall have the option, exercisable by written notice delivered to Tenant within thirty (30) days after Landlord’s receipt of a Transfer Notice accompanied by the other information described in Section 12.1, to: (a) permit Tenant to Transfer the Premises; or (b) disapprove the Tenant’s Transfer of the Premises and to continue the Lease in full force and effect as to the entire Premises; or (c) in the event of (i) a proposed assignment of the Lease or (ii) a sublease of all or substantially all (meaning at least 75%) of the Premises (taking into account all sublets in the aggregate) for all or substantially all of the balance of the Term, terminate the Lease as of the date set forth in Landlord’s notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice (a “Recapture”); provided, however, that Tenant may, prior to the delivery of a Transfer Notice, request in writing designating the affected area of the Premises, identifying the prospective subtenant or assignee, and providing such other information as Landlord may reasonably request, whether Landlord will exercise a Recapture of the portion of the Premises which Tenant desires to Transfer (a “Recapture Notice”) and Landlord shall notify Tenant whether it shall Recapture the Premises within ten (10) business days of receipt of the Recapture Notice (or if later, the receipt of such information). If Landlord approves of the proposed Transfer pursuant to Section 12.1 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following conditions: (i) the Transfer shall be on the same terms set forth in the Transfer Notice; and (ii) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument effecting the Transfer (in the form approved by Landlord) has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant’s obligations under this Lease (provided that, for a subtenant, the rental obligations shall be governed by the terms of the applicable sublease).

If Landlord exercises its option to terminate this Lease as provided above, Tenant shall surrender possession of the Premises on the date set forth in Landlord’s notice, and thereafter neither Landlord nor Tenant shall have any further liability with respect thereto, except with respect to those matters that expressly survive the termination of the Lease.

12.3 Additional Conditions. Tenant shall not offer to make, or enter into negotiations with respect to any Transfer to: (a) any tenant in the Project or any entity owned by, or under the common control of, whether directly or indirectly, a tenant in the Project unless there is no competing space then available for leases therein; or (b) any bona fide prospective tenant with whom Landlord or its affiliates is then negotiating with respect to other space in the Project (provided that comparable space in the Project is then available for lease), or (d) any party which would be of such type, character, or condition as to be inappropriate as a tenant for the Premises or Park, as determined by Landlord in its reasonable, good faith discretion. Tenant agrees not to list or advertise the Premises for assignment or sublease, whether through a broker, agent or representative, or otherwise at a full service rental rate which is less than Landlord’s current rate in the Project for new tenants, but nothing herein shall prohibit Tenant from privately offering for sublease, and subleasing space, for less than Landlord’s current rental rate.

12.4 No Release. Landlord’s consent to a Transfer or any Transfer permitted without Landlord’s consent shall not release Tenant of Tenant’s obligations under this Lease and this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). From and after any assignment, the Lease obligations of the Transferee and of the original Tenant named in this Lease shall be joint and several. No acceptance of Rent by Landlord from or recognition in any way of the occupancy of the Premises by a Transferee shall be deemed a consent to such Transfer, or a release of Tenant from direct and primary liability for the further performance of Tenant’s covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer. Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant’s permitted Transferees, shall constitute a violation thereof by Tenant. In the event of a default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

12.5 Transfer Profit. Tenant shall pay to Landlord, as Additional Rent, an amount (the “Transfer Profit”) equal to fifty percent (50%) of any rent and other economic consideration received by Tenant as a result of any Transfer (other than Permitted Transfers) which exceeds, in the aggregate: (a) the total of the remaining rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) plus (b) any reasonable tenant fit-up costs, brokerage commissions and attorneys’ fees actually paid by Tenant in connection with such Transfer amortized on a straight-line basis over the term of the Transfer. Tenant shall pay such Transfer Profit to Landlord on a monthly basis within ten (10) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder. Each such payment shall be sent with a detailed statement. Landlord shall have the right to audit Tenant’s books and records to verify the accuracy of the detailed statement.

12.6 Permitted Transfers. Notwithstanding the above, provided no Event of Default has occurred and is continuing, then Tenant shall have the right to assign this Lease or sublet the Premises without Landlord’s consent (a “Permitted Transfer”), but with no less than thirty (30) days’ prior notice to Landlord, to (i) any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant (any of the foregoing, an “Affiliated Company”), or (ii) any entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s stock or assets are transferred (any of the foregoing, a “Successor Entity”); provided, however, that in any such event: (a) use of the Premises shall be for the Permitted Use; (b) in the event of any Permitted Transfer that is an assignment or sublet of more than 50% of the Premises to an Affiliated Company or any Permitted Transfer to a Successor Entity, the assignee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) and earnings before interest, taxes, depreciation, and amortization at least equal to the Net Worth and such earnings of Tenant on the day that is three (3) months prior to the effective date of such Permitted Transfer, and Landlord has been provided with financial statements or evidence otherwise reasonably satisfactory to Landlord of the same; (c) any such assignment under clauses (i) or (ii) above shall be for an independent business purpose and not a means to circumvent the provisions of this Article 12, and (d) the purpose or result of such Transfer shall not be to liquidate or substantially reduce the net worth of Tenant or such assignee or subtenant. For the purposes of this Section 12.6, the term “control” shall mean the direct or indirect ownership of 50% or more of an entity and the ability to control the day-to-day operations of such entity whether through the board of directors or otherwise.

ARTICLE 13 DEFAULTS AND REMEDIES

13.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each, an “Event of Default”) hereunder:

13.1.1 Nonpayment of Base Rent or Additional Rent. Failure by Tenant to pay any installment of Base Rent, Additional Rent or any other amount, deposit, reimbursement or sum due and payable hereunder, and such failure continues for five (5) days after written notice by Landlord to Tenant of such failure (provided that no such written notice and grace period shall be required more than two times in any 12 month period).

13.1.2 Certain Obligations. Failure by Tenant to perform, observe or comply with any non-monetary obligation contained in Section 4.6 (“Security Deposit”), Section 7.5 (“No Liens”) and Article 12 (“Assignment and Subletting”) of this Lease.

13.1.3 Other Obligations. Failure by Tenant to perform any non-monetary obligation, agreement or covenant under this Lease other than those matters specified in Section 13.1.2, and such failure continues for thirty (30) days after written notice by Landlord to Tenant of such failure; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30)-day period and thereafter diligently and continuously prosecutes the same to completion.

13.1.4 Assignment; Receivership; Attachment. (a) The making by Tenant of any arrangement or assignment for the benefit of creditors; (b) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iii) the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

13.1.5 Bankruptcy. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within forty-five (45) days after the commencement of any proceeding against Tenant seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant’s creditors or such guarantor’s creditors, such proceeding shall not have been dismissed.

13.1.6 Abandonment. Abandonment of the Premises by Tenant for a continuous period in excess of thirty (30) days.

13.2 Remedies. If an Event of Default occurs and is continuing, Landlord shall have the following rights and remedies, in addition to any and all other rights or remedies available to Landlord in law or equity:

13.2.1 Notice to Quit. Landlord shall have the right to deliver written notice to Tenant to quit possession and occupancy of the Premises and to declare the Lease terminated. Upon Landlord’s termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord, and Landlord shall have the right to receive all rental and other income of and from the same. At Landlord’s election, any written notice of default may also be designated a notice to quit (provided that nothing in this sentence shall be deemed to deny Tenant the right to applicable cure periods set forth in Section 13.1, above).

13.2.2 Right of Re-Entry. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and take possession thereof by summary proceeding, eviction, ejectment or otherwise and may dispossess all other persons and property from the Premises. Tenant’s property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 13.2.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Tenant thereby waives all statutory rights, including without limitation the right to a notice to quit, notice before exercise of any prejudgment remedy, and any rights of redemption, all to the extent such rights may be lawfully waived. Notwithstanding anything herein to the contrary, Landlord agrees that until Landlord re-enters and takes possession of the Premises or is awarded possession of the Premises in a summary proceeding, Tenant may cure the Event of Default and reimburse Landlord for all such amounts as Landlord reasonably incurred by reason of the Event of Default, whereupon the Lease and Tenant’s rights hereunder shall be reinstated.

13.2.3 Recovery of Rent and Damages. Landlord shall have the right to recover from Tenant all loss of Rent and other payments that Landlord may incur by reason of termination of the Lease, including, without limitation: (a) all Rent and other sums due and payable by Tenant as of the date of termination; (b) all Rent that would otherwise be payable for the remainder of the Term in accordance with the terms of this Lease, as and when due, and Tenant shall indemnify Landlord for the same; (c) all of Landlord’s then unamortized costs of special inducements provided to Tenant (including without limitation rent concessions, tenant construction allowances, rent waivers, above building standard leasehold improvements, and the like); (d) the costs of collecting amounts due from Tenant under the Lease and the costs of recovering possession of the Premises (including attorneys’ fees and litigation costs); (e) the costs of curing Tenant’s defaults existing at or prior to the date of termination; (f) all “Reletting Expenses” (as defined below); and (g) all Landlord’s other reasonable expenditures arising from the termination. Tenant shall reimburse Landlord for all such items, and the same shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination. Notwithstanding the foregoing, except as set in Section 2.2 of this Lease, Tenant shall not be liable for any of Landlord’s indirect or consequential damages arising from an Event of Default by Tenant.

13.2.4 Acceleration of Future Rentals. Following termination of this Lease, but subject to the provisions of Section 13.2.2. above, Landlord, at its written election, shall be entitled to receive as liquidated damages for all Rent that would otherwise be due and payable pursuant to clause (b) of Section 13.2.3, above, an amount equal to : (x) a lump sum payment representing the then present value of the amount of Rent that would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the Rent payable hereunder) estimated by Landlord as of the date of termination, and taking into account Landlord’s reasonable projections of vacancy and time required to re-lease the Premises; or (y) a lump sum payment equal to one year’s (or such lesser period as then remains in the Term) Base Rent at the rate applicable under the Lease at the time of such election. Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, such amount as final damages for Tenant’s default with respect to the Rents payable for the remainder of the Term as described above. In the computation of present value, a discount at the then market discount rate as reasonably determined by Landlord shall be employed.

13.2.5 Rents Due After Re-Entry by Landlord. If Landlord re-enters or otherwise takes possession of the Premises without terminating this Lease (but terminating only Tenant’s right of possession in the Premises), then the Lease and Tenant’s liabilities and obligations thereunder shall survive such action. In the event of any such termination of Tenant’s right of possession, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay the Landlord a sum equal to the Rent and any other charges required to be paid by Tenant up to the time of such termination of such right of possession and thereafter Tenant, until the end of the Term, shall be liable to Landlord for and shall pay to Landlord: (a) the equivalent of the amount of the Rent payable under this Lease, less (b) the net proceeds of any reletting effected pursuant to the provisions hereof after deducting all of Landlord’s Reletting Expenses. Tenant shall pay such amounts in accordance with the terms of this Section 13.2.5 as set forth in a written statement thereof from Landlord to Tenant (the “Deficiency”) to Landlord in monthly installments on the days on which the Base Rent is payable under this Lease, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise. Tenant shall also pay to Landlord upon demand the costs incurred by Landlord in curing Tenant’s defaults existing at or prior to the date of such termination, the cost of recovering possession of the Premises and the Reletting Expenses. Tenant agrees that Landlord may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Landlord, including attorneys’ fees and costs incurred in connection with such suits shall be payable by Tenant on demand.

13.2.6 Certain Terms Defined. For purposes of this Section 13.2.6, “Reletting Alterations” shall mean all repairs, changes, improvements, alterations or additions made by Landlord in or to the Premises to the extent deemed reasonably necessary by Landlord to prepare the Premises for the re-leasing following an Event of Default; and “Reletting Expenses” shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, attorneys’ fees, the costs of Reletting Alterations, tenant allowances and other economic concessions provided to the new tenant.

13.3 Landlord’s Right to Cure Defaults. If Tenant shall default in the observance or performance of any condition or covenant on Tenant’s part to be observed or performed under or by virtue of any of the provisions of this Lease, and such default continues beyond any applicable notice and cure period or Landlord reasonably determines that an emergency exists, the Landlord, without being under any obligation to do so and without thereby waiving such default, may, after prior notice (except in the event of an emergency) remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent pursuant to Section 4.4 hereof and if not so paid with interest from its due date until paid at the lesser of eighteen percent (18%) per annum or the maximum legal rate that Landlord may charge Tenant.

13.4 Disposition of Tenant’s Property. In addition to Landlord’s rights under Section 8.4 hereof, Landlord shall have the right to handle, remove, discard or store in a commercial warehouse or otherwise, at Tenant’s sole risk and expense, any of Tenant’s Property that is not removed by Tenant at the end of the Term. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control.

13.5 Reletting. In connection with any reletting of the Premises following an Event of Default, Landlord shall be entitled to grant such rental and economic concessions and other incentives as may be customary for similar space in the suburban Route 128 corridor lab market. Subject to applicable law, Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. Notwithstanding anything in this Lease to the contrary, Landlord may, after any termination of this Lease on account of an Event of Default of Tenant, relet the Premises, for any term(s), and may grant market concessions or free rent to the extent that Landlord considers reasonably advisable and necessary to relet the same, and may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary for the purpose of reletting the Premises. The making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises, (ii) relet the Premises before leasing other vacant space in the Building or to show the Premises on a priority basis, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in comparable buildings.

13.6 No Accord and Satisfaction. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord’s rights to (a) recover the remaining balance of such unpaid rent, or (b) pursue any other remedy provided in this Lease.

13.7 Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in proceeding for bankruptcy, insolvency, arrangement or reorganization by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater, equal to or less than the amount of the loss or damage that Landlord has suffered. Without limiting any of the provisions of this Article 13, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 12, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of cash security with Landlord in any amount equal to all Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant’s property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth indicating said assignee’s reasonable ability to pay the Rent, and abide by the terms of this Lease for the remaining portion thereof applying commercially reasonable standards.

13.8 Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY SUMMARY PROCESS, EVICTION OR OTHER STATUTORY REMEDY WITH RESPECT THERETO. EACH PARTY HAS BEEN REPRESENTED BY, AND HAS RECEIVED THE ADVICE OF, LEGAL COUNSEL WITH RESPECT TO THIS WAIVER.

ARTICLE 14 SUBORDINATION; ATTORNMENT AND RIGHTS OF MORTGAGE HOLDERS

14.1 Subordination. This Lease and all of Tenant’s rights hereunder are, and shall be, subject and subordinate at all times to any mortgages or ground leases (each, a “Mortgage”) which may now exist or hereafter affect the Property, or any portion thereof, in any amount, and to all renewals, modifications, consolidations, replacements, and extensions of such Mortgages. This Section shall be self-operative and no further subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or the holder of any Mortgage or its assigns or successors in interest (each such holder, a “Mortgagee”) may reasonably request to evidence such subordination, on such Mortgagee’s standard form. Notwithstanding the foregoing to the contrary, the subordination of this Lease to any future Mortgage shall be conditioned upon such Mortgagee entering into a commercially reasonable form of non-disturbance agreement with Tenant. Landlord shall use commercially reasonable efforts to deliver to Tenant a commercially reasonable non-disturbance agreement in recordable form in favor of Tenant from Landlord’s current Mortgagee. Tenant acknowledges and agrees that the form of non-disturbance agreement attached as Exhibit 14.1 is acceptable to Tenant for the purposes of this Section 14.1.

14.2 Attornment by Tenant. In the event that any such first Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of the Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) business days following delivery of request by Landlord, Mortgagee, or by Landlord’s successor in interest and in the form reasonably requested by Landlord, Mortgagee, or by Landlord’s successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such first Mortgage, which additional documents shall be satisfactory to Landlord, Mortgagee, and Landlord’s successors in interest.

14.3 Limitation of Mortgagees’ Liability. Notwithstanding any other provision of this Lease to the contrary, no Mortgagee shall be obligated to perform or liable in damages for failure to perform any of Landlord’s obligations under this Lease unless and until such Mortgagee shall foreclose such mortgage or otherwise acquire title to or succeed to the interest of Landlord in the Project, and then shall only be liable for Landlord’s obligations arising or accruing after such foreclosure, succession or acquisition of title. Notwithstanding the foregoing or anything to the contrary herein, no Mortgagee succeeding to the interest of Landlord hereunder shall be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant (except to the extent any such deposit is actually received by such mortgagee or ground lessor), (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of this Lease subsequent to such Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of its due date, which was not approved in writing by Mortgagee, (v) liable beyond such Mortgagee’s interest in the Property, or (vi) responsible for the payment or performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by Tenant or for the payment of any tenant improvement allowance, provided that if Landlord shall not then have fully reimbursed Tenant amounts owed to Tenant from the Finish Work Allowance, and Mortgagee has not agreed to fund the same, Tenant shall, following at least 15 days’ prior written notice to such Mortgagee, have the right to deduct such then unpaid amounts properly due to Tenant from future payments of Base Rent hereunder in an amount not to exceed 20% of the Base Rent in any one month (with interest accruing on the remainder at the Default Rate until Tenant has received the benefit of the entire Finish Work Allowance due to Tenant). Provided, nothing in clause (i), above, shall be deemed to relieve any Mortgagee succeeding to the interest of Landlord hereunder of its obligation to comply with the obligations of Landlord under this Lease from and after the date of such succession. Any such Mortgagee’s obligations and liabilities shall in any event be subject to, and holder shall have the benefit of, Section 19.15 hereof. Tenant agrees on request of Landlord to execute and deliver from time to time any reasonable agreement which may be necessary to implement the provisions of this Section 14.3.

14.4 Estoppel Certificates. Each party agrees, at any time and from time to time, upon not less than ten (10) business days’ prior written notice, execute, acknowledge and deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the date of each such modification), certifying the dates to which the Annual Base Rent and Additional Rent and other charges, if any, have been paid, stating whether or not, to the best knowledge of the party providing such statement, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party providing such statement may have knowledge, and such other factual information related to this Lease as the party requesting such statement may reasonably require, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Without limiting the generality of the foregoing, Tenant has approved a written estoppel certificate of Tenant in the form attached as Exhibit 14.4 or any other commercially reasonable form. It is intended that any such certificate of Tenant delivered pursuant to this Section 14.4 may be relied upon by Landlord and any prospective purchaser or the Mortgagee of any part of the Property.

14.5 Quiet Enjoyment. Upon Tenant paying the Base Rent and Additional Rent and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to the rights of Landlord’s Mortgagee. The foregoing covenant is in lieu of any other covenant of quiet enjoyment, express or implied.

ARTICLE 15 NOTICES

15.1 Manner of Notice.

15.1.1 Notices; Addresses. All notices, demands and other communications (“notices”) permitted or required to be given under this Lease shall be in writing and sent by personal service, telecopy transmission (if a copy thereof is also sent on the same day by a nationally recognized overnight courier service), certified mail (postage prepaid) return receipt requested or by a nationally recognized overnight courier service to the following addresses or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 15.1:

If to Tenant:	Organogenesis Inc.
85 Dan Road
Canton, MA 02021
Attn: General Counsel

With copies to:	Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
Attention: William R. Kolb, Esq.

If to Landlord:	Bobson Norwood Commercial, LLC
c/o The Davis Companies
125 High Street, 21st Floor
Boston, MA 02110
Attention: Cappy Daume

With copies to:	Bobson Norwood Commercial, LLC
c/o The Davis Companies
125 High Street, 21st Floor
Boston, MA 02110
Attention: General Counsel

15.1.2 Delivery. Notices shall be deemed to have been given (a) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee if delivered by personal service) if personal service is used, (b) on the date of transmission if sent before 4:00 p.m. (Boston time) on a business day when telecopy transmission is used, (c) the sooner of the date of receipt or the date that is three (3) days after the date of mailing thereof if sent by postage pre-paid registered or certified mail, return receipt requested, and (d) one (1) day after being sent by Federal Express or other reputable overnight courier service (with delivery evidenced by written receipt) if overnight courier service is used.

ARTICLE 16 EXTENSION RIGHT

16.1 Right to Extend. Landlord grants Tenant the option to extend this Lease with respect to the entire Premises for one (1) additional period of ten (10) years (the “Extension Period”) following the Expiration Date, as the same may have been extended pursuant to Article 17, below, subject to each and all of the following terms and conditions (the “Extension Option”):

16.1.1 No Assignment or Sublease. The Extension Option may not be exercised by, or assigned or otherwise transferred to any person or entity voluntarily or involuntarily, except the Tenant named in this Lease or an assignee of Tenant that is a Permitted Transferee. The parties hereto agree that if Tenant assigns any of its interest in this Lease or subleases more than fifty percent (50%) of the Premises to any one or more persons other than to a Permitted Transferee, this Extension Option shall terminate immediately without the need for any act or notice by either party to be effective.

16.1.2 Manner of Notice. Tenant shall have delivered to Landlord written notice (the “Extension Notice”) of the exercise of the Extension Option not later than sixteen (16) months (but not sooner than twenty-four (24) months) prior to the Expiration Date, time being of the essence with respect to the matters set forth in this Article 16. If an Extension Notice is not so delivered, Tenant’s Extension Option shall automatically expire.

16.1.3 Effect of Default. Tenant’s right to exercise the Extension Option shall be suspended at the election of Landlord during any period in which an Event of Default has occurred and is continuing, but the period of time within which the Extension Option may be exercised shall not be extended. Notwithstanding Tenant’s due and timely exercise of the Extension Option, if, after such exercise and prior to the effective date of the Extension Option an Event of Default occurs under this Lease that is not cured within the applicable grace period, if any, Landlord shall have the right to cancel Tenant’s exercise of the Extension Option by delivery of written notice to Tenant.

16.2 New Rent. The Annual Base Rent for the Extension Period shall be equal to the prevailing fair market rental rate for the Extension Period (such prevailing fair market rental rate, the “Market Rent”) for Tenant’s space based on comparable so-called “triple net” lease renewal transactions in comparable buildings in the suburban Route 128 corridor office/lab market located in Needham, Newton and to the south, as of the commencement of the Extension Period, taking into account all relevant market factors but excluding any rental value attributable to leasehold improvements above (a) the rental value attributable to the existing leasehold improvements as of the date of this Lease, plus (b) the rental value attributable to leasehold improvements constructed by use of Finish Work Allowance, but in no event shall the Annual Base Rent for the Extension Period be lower than the Annual Base Rent paid by Tenant during the Lease Year immediately preceding the Extension Period. During the Extension Period the Additional Rent shall continue to be payable as provided in the Lease and all of the terms, conditions and covenants of this Lease shall apply.

16.3 Market Rent Notice. If Tenant properly exercises its Extension Option, Landlord shall provide Tenant with written notice (the “Market Rent Notice”) of the rate of the Market Rent (as determined by Landlord in good faith) within fifteen (15) days of Landlord’s receipt of the Extension Notice. Tenant shall respond in writing to Landlord within fifteen (15) days following Landlord’s delivery of its Market Rent Notice (the “Tenant Response Period”) whether Tenant (i) agrees with Landlord’s determination of Market Rent, or (ii) wishes to submit the determination of Market Rent to a dispute resolution proceeding in accordance with Section 16.4. Tenant’s failure to respond in a timely manner shall be deemed to be Tenant’s agreement with Landlord’s determination of Market Rent. If Tenant agrees with Landlord’s determination of Market Rent, or is deemed to agree, they shall execute an amendment to this Lease within fifteen (15) days thereafter confirming the Extension Period, the Annual Base Rent for the Extension Period and any related terms and conditions.

16.4 Dispute. If Tenant timely elects pursuant to clause (ii) of the immediately preceding paragraph to determine Market Rent pursuant to this Section 16.4, the Market Rent shall be determined by the process as set forth below and Landlord and Tenant shall be bound by the results of the process described in Section 16.5. Notwithstanding the submission of the issue of Market Rent to such proceeding, if such Market Rent has not been established pursuant to Section 16.5 prior to the commencement of the Extension Period, Annual Base Rent for the next ensuing Lease Year of the Term shall be paid at the greater of (x) the Annual Base Rent paid by Tenant during the Lease Year immediately preceding the Extension Period, and (y) the Market Rent established by Landlord in its Market Rent Notice until the process is completed. If, upon completion of the process described in Section 16.5, it is determined that Market Rent is less or more than that set by Landlord, then an adjustment based upon such lower or greater rent shall be made based on the number of months therefor paid by Tenant; provided, in no event shall the Annual Base Rent for the Extension Period be lower than the Annual Base Rent paid by Tenant during the Lease Year immediately preceding the Extension Period. In no event shall the extension of the Term be affected by the determination of the Market Rent, such exercise of the Extension Option being fixed at the time at which Tenant delivers the Extension Notice.

16.5 Determination of Market Rent. When the terms of this Lease provide that Market Rent shall be determined by reference to this Section 16.5, the following procedures shall apply:

16.5.1 Selection of Arbitrators. Within five (5) business days following the end of the Tenant Response Period, each of Tenant and Landlord shall choose a real estate broker who has at least fifteen (15) years’ commercial office/laboratory leasing brokerage experience on behalf of large tenants and/or landlords in the suburban Route 128 corridor lab market (an “Advocate Arbitrator”) and shall notify the other party in writing of its selection. Within two (2) business days following appointment of their respective Advocate Arbitrators, each party shall notify the other of such appointment, which notice shall include the name and address of the appointed Advocate Arbitrator and a brief description of such Advocate Arbitrator’s experience and qualifications. If a party does not appoint an Advocate Arbitrator within such five (5) day period, the single Advocate Arbitrator appointed shall be the sole Advocate Arbitrator and shall establish the Market Rent for the Extension Term.

16.5.2 Decision by Advocate Arbitrators. Each Advocate Arbitrator shall make a determination of the Market Rent for the Premises using the guidelines described in Section 16.2, above. If the two determinations differ by less than five percent (5%), the Market Rent shall be the mathematical average of the two determinations. If the two determinations differ by five percent (5%) or more, the Advocate Arbitrators shall mutually appoint a third Advocate Arbitrator who shall also be a broker meeting the qualifications above and who shall not have been engaged by either party during the three (3) year period immediately prior to his or her appointment (the “Neutral Arbitrator”). Within fifteen (15) business days after the appointment of the Neutral Arbitrator, the three (3) Arbitrators selected pursuant to the terms hereof shall determine the Market Rent for the Premises for the Extension Period, and shall notify Tenant and Landlord of such determination within three (3) days thereafter, which determination shall be final and binding upon Tenant and Landlord. If the Arbitrators are unable to agree upon the Market Rent, the Market Rent will be deemed to be the average of the Market Rents proposed by each of the Arbitrators, except that (i) if the lowest proposed Market Rent is less than ninety percent (90%) of the second to lowest proposed Market Rent, the lowest proposed Market Rent will automatically be deemed to be ninety percent (90%) of the second to lowest proposed Market Rent and (ii) if the highest proposed Market Rent is greater than one hundred ten percent (110%) of the second to highest proposed Market Rent, the highest proposed Market Rent will automatically be deemed to be one hundred ten percent (110%) of the second to highest proposed Market Rent.

16.5.3 Allocation of Expenses. Each party shall pay the fees and expenses of the Advocate Arbitrator designated by such party, and one-half (1/2) of the expenses of the Neutral Arbitrator.

ARTICLE 17 EARLY EXTENSION RIGHT

17.1 Early Right to Extend. Landlord grants Tenant the option to extend this Lease with respect to the entire Premises for one (1) additional period of five (5) years (the “Early Extension Period”), subject to each and all of the following terms and conditions (the “Early Extension Option”):

17.1.1 No Assignment or Sublease. The Early Extension Option may not be exercised by, or assigned or otherwise transferred to any person or entity voluntarily or involuntarily, except the Tenant named in this Lease or an assignee of Tenant that is a Permitted Transferee. The parties hereto agree that if Tenant assigns any of its interest in this Lease or subleases more than fifty percent (50%) of the Premises to any one or more persons other than to a Permitted Transferee, the Early Extension Option shall terminate immediately without the need for any act or notice by either party to be effective.

17.1.2 Manner of Notice. Tenant shall have delivered to Landlord written notice (the “Early Extension Notice”) of the exercise of the Early Extension Option within twenty-four (24) months following the Rent Commencement Date, time being of the essence with respect to the matters set forth in this Article 17. If an Early Extension Notice is not so delivered, Tenant’s Extension Option shall automatically expire.

17.1.3 Effect of Default. Tenant’s right to exercise the Early Extension Option shall be suspended at the election of Landlord during any period in which an Event of Default has occurred and is continuing, but the period of time within which the Early Extension Option may be exercised shall not be extended. Notwithstanding Tenant’s due and timely exercise of the Early Extension Option, if, after such exercise and prior to the effective date of the Early Extension Option an Event of Default occurs under this Lease that is not cured within the applicable grace period, if any, Landlord shall have the right to cancel Tenant’s exercise of the Early Extension Option by delivery of written notice to Tenant.

17.2 Early Extension Period Rent. Tenant shall pay Annual Base Rent for the Early Extension Period in the amounts set forth below:

Lease Year	Annual Base Rent	Monthly Base Rent	Annual Base Rent per Rentable Square Foot
11	$1,490,900.00	$124,241.67	$34.00
12	$1,523,787.50	$126,982.29	$34.75
13	$1,556,675.00	$129,722.92	$35.50
14	$1,589,562.50	$132,463.54	$36.25
15	$1,622,450.00	$135,204.17	$37.00

During the Early Extension Period, (i) the Additional Rent shall continue to be payable as provided in the Lease and all of the terms, conditions and covenants of this Lease shall apply, and (ii) Tenant shall retain its right to further extend the Lease for an additional ten (10) year term upon the terms set forth in Article 16, above.

ARTICLE 18 INTENTIONALLY OMITTED

ARTICLE 19 MISCELLANEOUS

19.1 Broker. Landlord and Tenant warrant to each other that they have had no dealings with any broker, agent or finder in connection with this Lease, except Landmark Real Estate Advisors, Tenant’s broker, and Cushman & Wakefield, Landlord’s broker (together, the “Brokers”). Both parties hereto agree to protect, indemnify and hold harmless the other from and against any and all expenses with respect to any compensation, commissions and charges claimed by any other broker, agent or finder with respect to this Lease or the negotiation thereof that is made by reason of any action or agreement by such party. Landlord shall pay a commission to the Brokers pursuant to separate written agreements between Landlord and the Brokers.

19.2 Building Name. The Building and the Project may be known by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant’s consent upon prior written notice to Tenant.

19.3 Authority. If Tenant signs as a corporation, limited liability company, or a partnership, or other business entity Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant is duly qualified to do business in Massachusetts, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is duly authorized to do so and that no other signatures are necessary. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

19.4 Interpretation. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

19.5 Modifications. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord’s Mortgagee to the extent required by Landlord’s financing documents and any subordination agreement entered into between Tenant and such Mortgagee.

19.6 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law.

19.7 Entire Agreement. Landlord’s employees, representatives and agents have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease, including the Exhibits hereto, which are made part of this Lease, contain the entire agreement of the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Property, the Project, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

19.8 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.

19.9 Matters of Record. Subject to the provisions of Article 14, above, this Lease is subject and subordinate to all matters of record now existing or hereafter affecting the Property.

19.10 Bind and Inure. The terms, provisions, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided herein, their respective heirs, legal representatives, successors and assigns. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive expiration or sooner termination of this Lease.

19.11 Remedies Cumulative; No Waiver. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No reference to any specific right or remedy shall preclude the exercise of any other right or remedy permitted hereunder or that may be available at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.

19.12 Tenant’s Financial Statements. Unless Tenant is a publicly traded company, Tenant shall, upon Landlord’s request, furnish Landlord annually, within ninety (90) days after the end of each fiscal year of Tenant, copies of the balance sheets of Tenant, as at the close of such fiscal year, and statements of income and retained earnings of Tenant for such year, prepared in accordance with generally accepted accounting principles and, if such is Tenant’s normal practice, audited by Tenant’s independent certified public accountants. Landlord shall keep Tenant’s financial statements provided by Tenant pursuant to this Section 19.12 confidential other than to Landlord’s officers, directors, employees, agents, accountants, attorneys, mortgagees, or prospective mortgagees, or purchasers or prospective purchasers of Landlord’s interest in the Building, provided that such recipients hold such information confidential. Tenant also agrees to furnish to Landlord within ten (10) days following Landlord’s written request therefor (which request shall not be made more than once in any fiscal year unless made in connection with a proposed sale, financing or re-financing of the Building, re-capitalization of Landlord, or following an Event of Default), copies of such financial statements identified above as are then available and financial statements for the then current fiscal year prepared in accordance with generally accepted accounting principles and on an unaudited basis certified as true and correct by such company’s chief financial officer.

19.13 Attorneys’ Fees. If on account of any default by Tenant in Tenant’s obligations under the terms of this Lease, it becomes necessary or appropriate for Landlord to employ attorneys or other persons to enforce any of Landlord’s rights or remedies hereunder, Tenant shall pay upon demand as Additional Rent hereunder all reasonable fees of such attorneys and other persons and all other costs of any kind so incurred. Where the phrase “attorneys’ fees,” “legal fees” or “legal expenses” or similar phrases are used, such phrase shall specifically include the fees and expenses of the in-house legal staff of Landlord and its affiliates.

19.14 Landlord Approvals. Whenever Tenant is required to obtain Landlord’s consent hereunder, Tenant agrees to reimburse Landlord all out-of-pocket expenses incurred by Landlord, including reasonable attorneys’ fees in order to review documentation or otherwise determine whether to give its consent. Tenant shall pay Landlord’s invoice for any such amounts within thirty (30) days following Landlord’s delivery of its invoice therefor. Any provision of this Lease which requires the Tenant to obtain Landlord’s consent to any proposed action by Tenant shall not be the basis for an award of damages or give rise to a right of setoff on Tenant’s behalf, but may be the basis for a declaratory judgment or injunction with respect to the matter in question.

19.15 Landlord’s Liability. Tenant shall look only to Landlord’s estate in the Property (or the proceeds thereof) for the satisfaction of Tenant’s remedies with respect to any liability, default or obligation of Landlord under this Lease or otherwise regarding Tenant’s leasing, use and occupancy of the Premises pursuant hereto, including without limitation for the collection of any monetary obligation, judgment or other judicial process requiring the payment of money by Landlord. Neither Landlord nor any of its members, stockholders, officers, directors, partners, trustees, beneficiaries or employees shall be personally liable hereunder, nor shall any of its or their property, other than the Property, be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s said remedies. Landlord shall not under any circumstances be liable for any special, indirect or consequential damages of Tenant, including lost profits or revenues. No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while such party owns the Property.

19.16 Time of Essence. TIME IS OF THE ESSENCE with respect to the due performance of the terms, covenants and conditions herein contained; provided, however, that no delay or failure to enforce any of the provisions herein contained and no conduct or statement shall waive or affect any of Landlord’s rights hereunder.

19.17 Confidentiality. Tenant agrees: (a) to treat the terms of the Lease, and the terms of any existing and future amendments and modifications to the Lease (the “Confidential Information”) as confidential during the term of this Lease and for the three (3) year period following the expiration or sooner termination of the Lease (the “Non-Disclosure Period”), (b) not to disclose, directly or indirectly, to any third party nor permit any third party to have access to any or all of such Confidential Information during the Non-Disclosure Period, including, without limitation, any Property tenants and any brokers (but excluding Tenant’s agents, attorneys and accountants, provided that any disclosures to the same are held subject to the provisions of this Section 19.17), and (c) to indemnify, defend and hold harmless Landlord from any loss, cost, expense, damage and liability, including Landlord’s reasonable legal fees and expenses, resulting from Tenant’s breach of the foregoing confidentiality agreements. Landlord acknowledges that Tenant shall have the right to disclose such Confidential Information only to the extent that such disclosure is required by law (including any disclosure required by the regulations of the U.S. Securities and Exchange Commission) or court order or by discovery rules in any legal proceeding. Tenant’s agreements and indemnity with respect to the Confidential Information shall survive the expiration or earlier termination of the Lease.

Landlord agrees not to disclose, directly or indirectly, to any third party, nor permit any third party to have access to, Tenant’s confidential, proprietary, or sensitive information, including trade secrets, in each case to the extent provided to Landlord by Tenant in writing and denoted as confidential (collectively, “Tenant’s Confidential Information”), except in connection with litigation between the parties, as required pursuant to Applicable Law, or where such disclosure is reasonably required to Landlord’s consultants, lenders, purchasers, and investors (but only if Landlord informs such lenders or investors that such information is subject to the provisions of this paragraph). Landlord acknowledges that the unauthorized disclosure by Landlord or any of Landlord’s employees, agents, or representatives of the Tenant’s Confidential Information may cause irreparable harm to Tenant and that Tenant shall be entitled to seek injunctive relief on account of any such disclosure. Furthermore, Landlord covenants that it will instruct its employees, contractors, agents and representatives of the provisions of this paragraph and require their compliance with the provisions hereof. Tenant’s Confidential Information shall exclude information available to the public, generally, and information obtained by Landlord from other sources that are not known by Landlord to be subject to similar confidentiality obligations.

19.18 Submission. Submission of this instrument for examination does not constitute a reservation of or option for lease of the Premises, and it is not effective as a lease or otherwise until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each.

19.19 Governing Law. This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

19.20 OFAC List. Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”); provided that so long as Tenant’s shares of stock are publicly traded, Tenant makes no representation or warranty with respect to the ownership of any such shares of stock. Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant acknowledges and agrees that as a condition to the requirement or effectiveness of any consent to any Transfer by Landlord pursuant to Section 12.1, Tenant shall cause the Transferee, for the benefit of Landlord, to reaffirm, on behalf of such Transferee, the representations of, and to otherwise comply with the obligations set forth in, this Section 19.20, and it shall be reasonable for Landlord to refuse to consent to a Transfer in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in this Section 19.20 shall at Landlord’s election be a default under this Lease for which there shall be no cure. This Section 19.20 shall survive the termination or earlier expiration of the Lease.

19.21 Rent Not Based On Income.

(a) It is intended that all Rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as “rents from real property” within the meaning of Section 512(b)(3) and 856(d) of the Internal Revenue Code (as amended, the “Code”) and the regulations thereunder (the “Tax Regulations”). If Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and Tax Regulations, Tenant agrees to cooperate with Landlord by entering into such amendment or amendments to this Lease as Landlord deems necessary to qualify all Rent as “rents from real property”, provided, however, that any adjustments required under this Section shall be made so as to produce the equivalent (in economic terms) Rent as payable before the adjustment.

(b) Without limiting Landlord’s right to withhold its consent to any Transfer, and regardless of whether Landlord shall have consented to any such Transfer, neither Tenant nor any other person having an interest in the possession, use, or occupancy of any portion of the Building shall enter into any lease, sublease, license, concession, assignment, or other transfer or agreement for possession, use, or occupancy of all or any portion of the Building which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used, or occupied, and any such purported lease, sublease, license, concession, assignment, or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the Building. There shall be no deduction from the rental payable under any sublease or other transfer nor from the amount of the rental passed on to any person or entity, for any expenses or costs related in any way to the subleasing or transfer of such space.

19.22 Force Majeure. Except for Tenant’s payment of Rent hereunder, in the event Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required under this Lease to be performed by Landlord or Tenant by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restricted governmental law or regulations, riots, insurrection, war or other reason of a like nature (collectively, “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, in no event shall financial difficulty be deemed Force Majeure.

19.23 Net Lease. This Lease is intended by the parties hereto to be a so-called net lease throughout the Term and the Base Rent shall be received by Landlord net of all costs and expenses for Taxes, Operating Expenses and other Additional Rent, and free of cost, charge, offset, diminution or other deduction except as otherwise expressly provided herein.

19.24 Prohibition Against Recording. Landlord and Tenant agree not to record this Lease. In the event this Lease, a copy or any notice thereof shall be recorded by Tenant, then such recording shall constitute an Event of Default by Tenant entitling Landlord to immediately terminate this Lease. Notwithstanding the preceding sentence to the contrary, at the request of either Landlord or Tenant, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease under Massachusetts law. All costs of preparation and recording such notice shall be borne by the party requesting the execution of such Notice of Lease. At the expiration or earlier termination of this Lease, Tenant shall provide Landlord with an executed termination of the Notice of Lease in recordable form, which obligation shall survive such expiration or earlier termination.

19.25 Counterparts; Signatures. This Lease may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Lease had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature.

[remainder of page left intentionally blank – signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:

BOBSON NORWOOD COMMERCIAL, LLC, a Massachusetts limited liability company

By:	The Syndication I Manager Corp., its manager

By:	/s/ Richard McCready
Name:	Richard McCready
Title:	President

TENANT:

ORGANOGENESIS INC., a
Delaware corporation

By:	/s/ Patrick Bilbo
Name:	Patrick Bilbo
Title:	Chief Operating Officer

EXHIBIT 1.1-1

PLAN OF PREMISES

Exhibit 1.1-1 - 1

EXHIBIT 1.1-2

LEGAL DESCRIPTION

Also described as Lot 2 as shown on Plan of Land in Norwood, Massachusetts, State Highway, Route No. 1, dated August 15,1949, Arnold E. Schaier C.E. and recorded with Norfolk Registry of Deeds in Book 3046, Page 349, and filed as Plan No. 1379 of 1951 and being more particularly described as follows:

Easterly	on State Highway Route No.1, one hundred sixty-six and 05/100 (166.05) feet;

Westerly	by land of Leonard C. and Blanche D. Fisher, as shown on said plan, one hundred ninety-six and 56/100 (196.56) feet; and

Northerly	by Lot 1 as shown on said plan, seventy-nine and 03/100 (79.03) feet.

End of Legal Description.

Exhibit 1.1 - 2

EXHIBIT 1.3

PARKING PLAN

Exhibit 1.3

EXHIBIT 2.1.1

Existing FF&E

Exhibit 2.1.1

EXHIBIT 3.1

Work Letter

This Work Letter sets forth the terms and conditions relating to the construction of the initial tenant improvements in the Premises. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Lease to which this Work Letter is attached as Exhibit 3.1 and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of this Work Letter.

1.1 Selection of Architect/Construction Documents. Following the Commencement Date, Tenant may enter the Premises in order to commence construction of the initial improvements to the Premises necessary to make the Premises ready for Tenant’s occupancy (the “Finish Work”). Tenant shall retain a qualified architect for the Finish Work (“Tenant’s Architect”), subject to Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed). Tenant shall cause Tenant’s Architect, engineers, and other professionals engaged in the design of the Finish Work to comply with the provisions of this Work Letter and of Article 8 of the Lease. The services of structural, mechanical, electrical and plumbing engineers retained by Tenant or Tenant’s Architect for the design of the Finish Work shall be subject to the approval of Landlord with approval shall not be unreasonably withheld, conditioned or delayed. Even though such engineers may have been otherwise engaged by Landlord in connection with the Building, Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Finish Work (subject to reimbursement from the Finish Work Allowance with respect to the Finish Work) and for the adequacy and completeness of the Construction Documents submitted to Landlord.

Tenant shall cause Tenant’s Architect to prepare schematic design drawings, design development drawings, and construction documents for the Finish Work in accordance with the provisions of this Exhibit 3.1 and Article 8 of the Lease (such plans, and any interim plans submitted to Landlord in connection therewith, shall be referred to collectively herein as the “Construction Documents”). All Construction Documents shall comply with Applicable Laws and with the drawing format and specifications provided by Landlord, and shall be subject to Landlord’s review and approval, such approval not to be unreasonably withheld or delayed. Tenant shall be responsible for Landlord’s third party plan review fees.

Landlord shall review and approve, or disapprove by written notice in sufficient detail for Tenant to be able to reply, within ten (10) business days following the proper submission of any Construction Documents. All approvals, inspections, and requirements of Landlord with respect to any Construction Documents and Finish Work shall be for Landlord’s benefit only, may not be relied on by Tenant (other than for purposes of evidencing Landlord’s consent), and shall not affect Tenant’s responsibility for the same. The Finish Work shall mean the work shown on the final, approved Construction Documents, as affected by any approved Finish Work Change Orders (as defined below).

1.2 Finish Work Allowance. Landlord shall provide Tenant with an allowance for the “hard” costs (the “Hard Costs”) of constructing the Finish Work (the “Allowance Costs”) in an amount not to exceed $1,315,500.00 [$30.00 per rentable square foot] (the “Finish Work Allowance”). Up to fifteen percent (15%) of the Finish Work Allowance may be applied towards architecture, engineering and project management fees. No portion of the Finish Work Allowance may be used for the cost of furniture, fixtures or equipment installed in the Premises. All Hard Costs in excess of the Finish Work Allowance shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Landlord shall be entitled to a construction oversight fee equal to one percent (1%) of the Hard Costs (the “Oversight Fee”), which shall be deducted from the Finish Work Allowance.

Exhibit 3.1 - 1

Landlord shall reimburse Tenant for the actual third-party Allowance Costs in an aggregate amount not to exceed the Finish Work Allowance, which payments (each, an “Allowance Payment”) shall be made within forty-five (45) days of Tenant’s request (which request may not be made more than once per month) if such request is accompanied by (x) a written statement from Tenant’s architect or engineer that any Finish Work subject to the requisition has been completed in accordance with the approved Construction Documents and setting forth the percentage of Finish Work then complete, and (y) an itemized statement of the actual third-party cost to Tenant of the Finish Work to date, together with invoices and other appropriate back-up documentation, including mechanics lien waivers from Tenant’s contractor and any subcontractors performing work with an aggregate contract value in excess of $10,000, submitting bills with such requisition, and then only if the following conditions have been fully satisfied: (a) at all times prior to submitting its request for payment and at the time payment is to be made, Tenant is not in default beyond applicable grace periods under the Lease; (b) Landlord shall have no reason to believe that any work for which payment is requisitioned has not been properly completed; and (c) Tenant shall have complied with any other reasonable requirements of Landlord’s lender, if applicable, for disbursement of funds relating to the Finish Work. If the estimated total cost of the Finish Work exceeds the Finish Work Allowance, disbursement of the Finish Work Allowance shall be made on a pro-rata basis in proportion to the total cost of the Finish Work, as reasonably estimated by Tenant and documented to Landlord to Landlord’s reasonable satisfaction. Landlord shall pay from the Finish Work Allowance the Oversight Fee as such work progresses.

Landlord shall not be required to disburse portions of the Finish Work Allowance on account of retainage under the construction contract for the Finish Work until after submission by Tenant of (i) final mechanic’s lien waivers from Tenant’s contractor and all of its subcontractors providing work with an aggregate contract value in excess of $10,000, (ii) a written statement from Tenant’s architect or engineer that the Finish Work has been completed in accordance with the approved Construction Documents, (iii) a permanent certificate of occupancy for the Premises, (iv) an itemized statement of the actual third-party cost to Tenant of the Finish Work, together with invoices and other appropriate back-up documentation, (v) three (3) sets of “as built” plans and a CAD disk of all such plans that are on a CAD system, (vi) final lien waivers from Tenant’s contractors and subcontractors (which may be conditioned on final payment where required by law), and (vii) copies of all warranties for such work.

Tenant’s final requisition for the Finish Work Allowance shall be submitted within fifteen (15) months following the Commencement Date. Any portion of the Finish Work Allowance not utilized within fifteen (15) months following the Commencement Date shall be retained by Landlord and Tenant shall have no further right to the same.

1.3 Finish Work Change Orders. Tenant may, from time to time, by written order to Landlord on a form reasonably specified by Landlord (“Finish Work Change Order”), request Landlord’s approval of a change in the Finish Work shown on the Construction Documents, which approval shall be granted or denied in accordance with the standards set forth in Article 8 of the Lease and this Work Letter. The Construction Documents shall not be modified except with Landlord’s prior written approval; and all modifications to the Construction Documents, whether material or not, shall be made only by Finish Work Change Order submitted in timely fashion to Landlord and approved by Landlord.

1.4 Performance of Finish Work by Tenant. The Finish Work shall be designed and constructed by Tenant in accordance with, and subject to, the provisions of Article 8 of the Lease and this Work Letter. Landlord shall not be responsible for any aspects of the design or construction of Finish Work, the correction of any defects therein, or any delays in the completion thereof. Tenant shall construct the Finish Work in a good and workmanlike manner, using new materials of first quality, and shall comply with applicable laws and all applicable ordinances, orders and regulations of governmental

Exhibit 3.1 - 2

authorities applicable to the Finish Work, including without limitation, the ADA. Tenant may perform the Finish Work during any hour of the day subject to Applicable Laws and coordination with Landlord as appropriate and provided that any such work performed during business hours does not interfere with the business operations of other Project tenants. No Finish Work shall be performed except in accordance with the Construction Documents and any Finish Work Change Orders approved by Landlord, and by a contractor reasonably approved by Landlord. Landlord has no obligation to approve any Finish Work Change Order or any Finish Work not shown on the Construction Documents approved by Landlord or reasonably inferable therefrom if, in Landlord’s reasonable judgment, such Finish Work (i) would materially increase the cost of operating the Building or increase the cost of performing any other work in the Building, unless in each case Tenant pays such costs, (ii) are incompatible with the design, quality, equipment or systems of the Building, (iii) would require unusual expense to readapt the Premises to general purpose office use or (iv) otherwise do not comply with the provisions of this Lease (including, without limitation, Article 8). By its execution of the Lease, and submission of any Construction Documents and Finish Work Change Orders, Tenant will be deemed to have approved of, and shall be legally responsible for, such Construction Documents and Finish Work Change Orders. Tenant shall be responsible for costs of Building services or facilities (such as electricity, freight elevator usage, fire safety, water, HVAC, tap-in fees, cleaning, etc.) required to implement the Finish Work.

Landlord may elect to participate in construction meetings with Tenant and Tenant’s general contractor on a weekly basis or as otherwise agreed to by the parties to review the progress of the Finish Work.

Tenant shall not be required to use union labor for construction of the Finish Work. However, neither Tenant, nor any Tenant contractor performing any work or inspections in the Premises, shall cause or permit any labor disharmony to occur, and Tenant shall be responsible for all costs required to produce labor harmony on account of the performance of the Finish Work. If labor disharmony arises as a result of a contractor or subcontractor engaged by Tenant, or otherwise on account of the Finish Work, then Landlord shall have the right, in addition to other rights and remedies under the Lease, to exclude from the Premises such contractor or subcontractor.

Tenant shall obtain a temporary or permanent certificate of occupancy for the Premises within twelve (12) months following the Rent Commencement Date. If Tenant has not obtained the certificate of occupancy by the date set forth in the preceding sentence, then Landlord shall have the right, at Tenant’s expense, to do such Finish Work as is necessary to obtain the certificate of occupancy upon twenty (20) days’ prior written notice to Tenant.

1.5 Tenant’s Authorized Representative. (Chris O’Reilly (telephone number 781-401-1045; e-mail: CO’Reilly@Organo.com), Tenant’s Authorized Representative, shall have full power and authority to act on behalf of Tenant on any matters relating to this Work Letter. Tenant may name a replacement Authorized Representative from time to time by written notice to Landlord making reference to this Exhibit 3.1.

1.6 Landlord’s Authorized Representative. Matthew Katz (phone: 617-901-9744, e-mail: mkatz@thedaviscompanies.com), Landlord’s Authorized Representative, shall have full authority and responsibility to act on behalf of Landlord on any matters relating to this Work Letter. Landlord may name a replacement Authorized Representative from time to time by written notice to Tenant making reference to this Exhibit 3.1.

1.7 This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days

Exhibit 3.1 - 3

EXHIBIT 7.4

RULES AND REGULATIONS

Note: Rules below marked with an asterisk (*) do not apply so long as the Premises includes 100% of the rentable area of the Building.

1.	ALL TENANTS are to conduct their businesses in a manner that shall not unreasonably annoy, disrupt or otherwise interfere with the rights of other tenants in the office park.

2.

At no time and under no circumstances shall Landlord have any responsibility for the storage or removal of any “medical waste”, “infectious waste”, “hazardous medical waste”, “hazardous physical waste” as such terms may from time to time be defined in any municipal, state, or federal statutes, laws, ordinances, rules, or regulations or may apply to Tenant or to the premises demised to Tenant because of the business, profession or activity carried on in the demised premises by Tenant, Tenant’s servants, agents, employees, invites, or anyone claiming by, through or under Tenant.

3.	The common areas and egress pathways must not be obstructed or used for any purpose other than ingress to and egress from any leased premises.

4.

Emergency egress stairway doors may NOT be “propped-open” for any reason. These stairways are for egress only and the stairway doors may be locked from the stair-side to prevent unwanted intrusion into the building.

5.

Tenant shall operate hvac equipment in a manner that is consistent with standards prescribed by building management. Tenant shall be responsible for any damage which may occur from improper operation such as leaving a thermostat at its lowest setpoint for an extended period of time causing a coil to freeze. Please check with building management to confirm proper operating procedures. There are to be NO supplemental heaters or heating elements within tenant spaces. Use of such devices presents a fire hazard.

6.

High intensity or accent lighting (holiday lighting, candles, heat lamps, etc.) is NOT PERMITTED, except for such lighting that is customary in connection with office and laboratory use, as it presents fire hazards.

7.

Tenant shall cooperate in familiarizing its employees with such fire alarm systems and shall make each of its employees aware of the fire exits within the Premises and shall cooperate with any fire drills, systems, test, inspections and/or repairs as may be required from time to time.

8.

Each tenant must provide the Property Management Office with a key to access its suite(s). Each key will be kept, by the Property Manager, in a secure, locked, key box. Each time a suite is re-keyed, a new key must be provided to the Property Management Office. Whenever possible please notify Management Office prior to re-keying so building key systems can be maintained.

Exhibit 7.4 - 1

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of the Landlord, which shall not be unreasonably withheld. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, shops, booths, stands, offices and toilet rooms, either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

9.	There are no animals/pets of any kind (leashed, caged, muzzled) allowed into the building, with exception for service animals.

10.

To avoid damage to the building’s plumbing system or to prevent plumbing blockages, restroom trash receptacles (and NOT the toilets) are to be used for disposing of all paper towels, sanitary napkins, and objects foreign to toilet/plumbing systems. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees, or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefore.

11.	Parking in Fire Lanes, except for medical and emergency vehicles is PROHIBITED BY LAW. All other vehicles are subject to being towed at the owner’s expense.

12.	All plans for proposed improvements to a tenant’s demised premises and any contractor proposed by a tenant must be approved in advance by Davis Management Co. (See Construction Rules.)

13.	No tenant may display any type of advertisements that would alienate site visitors or customers from another tenant’s business.

14.

Construction Rules and Regulations must be adhered to through the construction/improvement process (plan approval, permitting, insurance, delivery & construction scheduling, building access, alarm shut downs, inspections, and occupancy permit). See attached Construction Rules.

15.

No trash or debris can be stored within tenant areas that might result in rodent infestation. All food, fluid, or wet trash must be disposed of in the site trash dumpster at the close of business each day.

16.

No tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct.

17.	No space in the building, except as provided in individual leases, shall be used for the sale of merchandise, goods, or property of any kind at auction.

18.

Delivery carts, hand trucks and similar devices must be properly equipped with rubber tires and protective guards. Tenant shall be held strictly responsible for any damage to the Premises caused by Tenant’s vendors, suppliers, agents or delivery services.

19.

No tenant shall occupy or permit any portion of the Demised Premises to be occupied for the possession, storage, manufacture or sale of narcotics or drugs, or any other illegal substance of any kind. No tenant shall occupy or permit any portion of the Demised Premises to be occupied

Exhibit 7.4 - 2

for the possession, storage, manufacture or sale of liquor of any kind other than possession of liquor in connection with special events taking place at the Premises if such tenant is carrying host liquor liability insurance satisfactory to Landlord and other than the possession, storage, and use of alcohol as a necessary part of Tenant’s laboratory and pilot production activities in connection with the permitted use of the Premises.

20.

Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the building or its desirability as a building for offices or the reputation of the office park or its desirability to office tenants, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising. Tenant shall not use the name of the building or its owner in any advertising without the express prior written consent of the Landlord.

21.

No tenant shall install or permit the installation or use of any machines dispensing goods for sale, including without limitation foods, beverages, cigarettes or cigars without first notifying Landlord.

22.	Canvassing, soliciting and pedaling in the building and the office park are prohibited and each Tenant shall cooperate to prevent the same by notifying the Landlord.

23.

*The main entrance, lobbies, passages, corridors, elevators and stairways or any exterior portions of the Building shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors.

24.

Except as otherwise expressly set forth in the Lease, no curtains, blinds, shades, screens, or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any exterior window or suite entry door of the Premises without the prior written consent of the Landlord.

25.

Landlord may prohibit any article, equipment, or any other item from being brought into the Building that would violate this Lease. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

26.

Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

27.	*Common area corridor doors, when not in use, shall be kept closed.

Exhibit 7.4 - 3

28.

No flammable, explosive, or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building, except for those substances being used by Tenant in accordance with all applicable laws, rules, and regulations and the Lease. Except as permitted by the within Lease, Tenant shall not, without Landlord’s prior consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous materials under the provisions of any applicable environmental law which may now or hereafter be in effect. If the foregoing is permitted by the within Lease or if Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith. Tenant shall supply building management with current Material Safety Data Sheets along with maximum quantities of materials stored on site as and when required by the Lease.

29.

Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the office park; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

30.

Tenant shall not take any action which would violate Landlord’s labor contracts affecting the Building or the office park or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing; labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume.

31.

Tenant shall not install, operate or maintain in the Premises or any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval where typical (unless Tenant shall supply the Landlord with documentation evidencing the safety and capacity of such non U/L approved equipment), or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as reasonably determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefore in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord’s prior written consent which shall not be unreasonably withheld.

32.	All vendors to be contracted by the Tenant must comply with insurance requirements if deemed appropriate by building management. (See insurance requirements, below.)

33.

For daily maintenance service calls, or general tenant requests, questions, or concerns please contact the Tenant Services Coordinator, Kim Sullivan (978) 790-4835. Alternatively, tenants may use the web based service request system. Please contact building management for specific instructions and to receive a tenant specific password.

34.

Tenants shall adhere to and familiarize their employees with building safety and evacuation plans. In the event of any building/site-related Emergency, please contact the Tenant Services Coordinator, Kim Sullivan (978) 790-4835 or the Emergency line at (617)-451-1300 x2.

Exhibit 7.4 - 4

35.

With respect to any alterations costing in excess of $25,000 or otherwise requiring Landlord’s approval under the Lease, Contractor shall purchase from and maintain in a company lawfully authorized to do business in the Commonwealth of Massachusetts insurance for protection from claims under workers’ or workmen’s compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and from claims for damages, other than to the work itself, to property which may arise out of or result from the Contractors operations, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be of the types and within minimum limits or liability as follows: Worker’s Compensation $500,000, Comprehensive General Liability $1,000,000 per occurrence, $2,000,000 aggregate. Automobile liability insurance on any vehicle used by Contractor in the performance of the services specified herein with combined single limit coverage of not less than $1,000,000. Please contact Tenant Services Coordinator 617-451-2660 for landlord additional insured entities which must be named on each certificate of insurance. Certificates of such insurance shall be filed with the Management Company prior to the commencement of the Work.

Tenant shall maintain insurance coverage as required in the lease. Please contact Tenant Services Coordinator, Kim Sullivan (978) 790-4835 for landlord additional insured entities which must be named on each certificate of insurance.

36.

*Access to certain Electric Room and Janitors’ Closets may be restricted. During normal business hours, access to these areas may be arranged by contacting the Tenant Service Coordinator (see “Work Orders & Service Requests”, below). After hours access to these areas is available by prior arrangement. Please note: these rooms are not to be used for storage of any items, and any items found stored in these rooms will be disposed of at a cost to the responsible tenant.

37.	Intentionally omitted.

38.

Parking is only for those tenants who have parking privileges in their lease. Additional surface parking spaces may be available from time to time on a TAW basis. Please check with the management office for availability. Tenants and their visitors shall obey all parking regulations.

39.	Bicycles and other vehicles are not permitted inside or to be parked on the walkways outside the Building. Bicycle parking is available at the bicycle racks.

40.

*Tenant shall carry out Tenant’s permitted maintenance repairs, alterations and improvements in the Premises only during reasonable times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

41.	Tenant shall inform its employees and visitors of the laws and ordinances of the Town/City of Norwood relating to prohibition of smoking. No smoking will be allowed anywhere inside the building.

42.	NO natural holiday decorations (trees, wreaths, evergreens decorations, etc.) are allowed within the building. All such items are categorized by the Norwood Fire Department as fire hazards.

Exhibit 7.4 - 5

43.	*The building has a loading area which is available for tenant use.

44.

Any shipping, packing, staging, rigging, building protection materials generated as part of a delivery must be cleaned-up and removed by the delivery company or by the tenant responsible for receiving the delivery, otherwise such tenant will be charged with the associated disposal costs.

45.

Handicapped Parking Spaces are for those who need them and have the appropriate license plates or vehicle identification. Any abuse of handicapped parking spaces may be reported directly to The Property Management Team.

46.	Visitor parking is allowed only for visitors of specific tenants.

47.	Tenants and visitors parking their vehicles overnight will be at their own risk. Landlord will not be responsible for any damage or theft.

Exhibit 7.4 - 6

CONSTRUCTION RULES

(Revised 5/20/14)

Section I

BUILDING STANDARDS

These guidelines provide the standards to be followed for any construction in the building. Also listed are the responsibilities of both the Contractor and the Tenant for construction of leased premises. Questions and comments are invited. Please address them to Landlord:

c/o The Davis Companies

Attn: Andrea Buccelli

Senior Property Manager

10 Fawcett Street

Cambridge, MA 02138

Or Contact

(857) 706-1135

Building Engineer, Jesse Moody

(603) 973-9195

GENERAL

Contractor understands the building and the office park are occupied by tenants and will use best efforts to not interrupt the work of others or create an unpleasant situation for current occupants. Disruption of tenant’s production process will result in substantial claims against the contractor. Contractor shall not store supplies or equipment in public area or common areas and shall leave all public/common areas clean each night. Primary construction access shall be through the east entry.

In addition, contractor will clean common areas and driveway/pavement areas of any material that is tracked onto common areas and pavement from its operation and use best efforts to keep dust down. Contractor will coordinate its work within tenant spaces to minimize disruption and will seek property manager’s approval of methods for this work.

Contractor acknowledges and understands that he will be working around existing tenants and new tenant equipment, inventory and personnel and will take every precaution to prevent injury and/or claim.

Contractors must provide all of their own equipment, tools, phones, etc. Building equipment is not available to the contractors.

PLANS

All plans are subject to prior approval by building management. Contractor shall provide building management with copies of all construction plans as approved by the Town of Norwood along with copies of all as-built drawings.

DISTURBANCE

Work shall be scheduled so as not to disturb surrounding tenants in any way. Knowingly offensive work or any operation which can cause noise or odor disturbances to other tenants shall be conducted during non-business hours.

Exhibit 7.4 - 7

*Common area work shall be conducted during non-business hours.

Contractor shall at all times minimize noise or activities which may be disturbing to residential neighbors, i.e. trucking activities, light testing, alarm testing, etc.

Smoking is not permitted anywhere inside the building.

*TRASH AND DEBRIS

Placement of dumpsters is to be arranged with building management. The Tenant dumpsters are not available for construction use or for the disposal of Hazardous Substances.

*DELIVERIES

Delivery vehicles which do not fit into the loading zone, i.e. tractor trailers, large flat beds, etc., are not permitted in the parking lot during business hours.

FIRE ALARM AND SPRINKLER

The building is sprinkler-ready in compliance with the Massachusetts State Building code. Alterations to the existing sprinkler system or changing of head placement requires Landlord approval. All work must comply with the State Building Code as required.

The building(s) are equipped with multi-zone smoke detection and fire alarm systems. Capacity will be provided to audible fire alarm system and connection points per floor for code required devices. The electrical contractor must coordinate final tie-in with the building alarm company and the Management Office. Tenant will work directly with the Fire Department and pull a permit in connection with alarm impairments, a copy of which permit will be promptly delivered to Landlord. The Tenant is responsible for any costs incurred, such as Fire Alarm/Sprinkler system impairments and any required site staff overtime.

A copy of the Contractor’s Certificate of Insurance and Sprinkler Permit must be sent to Property Management prior to the start of any construction.

PARKING

All construction related vehicles shall be parked as directed by building management. Vehicles in violation are subject to tow at the vehicle owner’s expense.

INSURANCE

The Contractor shall purchase from and maintain in a company lawfully authorized to do business in the Commonwealth of Massachusetts insurance for protection from claims under workers’ or workmen’s compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and from claims for damages, other than to the work itself, to property which may arise out of or result from the Contractors operations, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them.

Contractor agrees to carry, at Contractor’s sole expense, the following insurance coverage:

A.	Workers Compensation Insurance in the statutory amount and employer’s liability coverage in an amount of at least Five Hundred Thousand Dollars ($500,000).

B.

Automobile liability insurance on any vehicle used by Contractor in the performance of the services specified herein with combined single limit coverage of not less than One Million Dollars ($1,000,000).

C.

Comprehensive general liability insurance with combined single limit coverage of not less than One Million Dollars ($1,000,000) per occurrence, $2,000,000 aggregate. Said coverage shall include provisions for blanket contractual liability, personal injury and broad form property damage.

Exhibit 7.4 - 8

D.	All-Risk property insurance coverage for tools and equipment brought onto and/or used at the Property, the amount of which is equal to the replacement costs of all such tools and equipment.

The insurance described above shall be in the name of Contractor; provided, however, general liability policy shall name as additional insureds the following parties:

333 Providence Highway, Norwood MA:

Additional Insureds:

Webster Bank, National Association

Bobson Norwood Commercial LLC

Davis Management Company, LLC

Certificate Holder:

Bobson Norwood Commercial LLC

c/o The Davis Companies

125 High Street 21st floor

Boston, MA 02110

Certificates of such insurance shall be filed with the Management Company prior to the commencement of the Work.

CLEANING

The construction contractor is responsible for doing his/her part to keep common areas clean at all times. Any extra cleaning that may be necessary due to construction contractor’s negligence will be performed by building cleaners at construction contractor’s expense.

SCHEDULING

Building management shall be kept informed of job schedule and changes.

HVAC

Construction contractor shall be responsible for the replacement of filters and the proper cleaning of all coils, drains, and pans on all HVAC equipment affected by construction.

SUBCONTRACTORS

General Contractor represents that all subcontractors will perform in accordance with these building rules. The general contractor must provide building management with a contact list of all subcontractors with contact name and cell phone number.

Section II

RULES FOR TENANT CONTRACTORS

The following additional rules have been established as an effective mechanism to enable contractors and Tenants to work freely with minimum conflict.

This is private property and access is by permission only. Permission to enter will be granted to each Tenant Contractor and its employees who are entering for the purpose of performing work in the building. Access for any other reason will not be permitted.

1.	Each General Contractor or Contractor is required to submit a contact list including emergency contact numbers (cell phone) of all sub contractors who will be working on site.

Exhibit 7.4 - 9

2.	FIRE IMPAIRMENT & HOT WORKS REQUIREMENTS:

The General Contractor is required to obtain a smoke detector bagging permit from the local Fire Department, or have the fire alarm plugged out on a daily basis. The costs for the alarm plug outs or bagging permit are the contractor’s responsibility. Any costs resulting from false alarms (Fire Department, Staff required overtime) will be the responsibility of the Tenant and the Tenant’s Contractor. The Tenant shall be responsible for managing the Contractor(s) who are performing its construction/renovations.

Tenant will regulate HOT WORKS through Tenant’s EH& S office per applicable OSHA, local, State and Federal Code. All Fire Watches required by the Norwood Fire Department will be at the Tenant/Contractor’s cost.

3.

Electrical power will originate from the tenant meter/panel located in the electrical rooms. Any temporary 120 volt service must originate from one of these locations and be removed as soon as the Tenant panel is installed. A prorated cost will be back charged to the Tenant for temporary electrical power provided for their construction use, which is supplied by base building meters/panels.

4.

Contractors can only utilize the area designated by their contract for storage of materials and work. No materials are to be left in the common areas of the entire property including electrical closets and parking spaces. Any material found in these locations without prior approval will become the sole property of the Management Company.

5.

Water for construction and cleaning tools is available in the janitor closets. These closets are kept locked. These closets are not to be used for the disposal of paint, plaster, grout or cement. No drains in the building should be used for disposal of these items.

6.	Intentionally Omitted.

7.

It is the Contractor’s responsibility to discard all debris and trash into a container which the contractor or tenant supplies. There will be no disposal in other building trash compactors or containers. Any additional cleaning of the exterior which is generated by the contractor during construction/renovations will be billed back to the Tenant. All phone and electrical wiring must be in accordance with code.

8.	It is the responsibility of the Tenant and contractor to minimize the amount of debris/odor which emits from the building.

9.	Fire stopping will be provided by general contractor for electrical, plumbing, etc.

10.	Appropriate temporary protection and donage must be in place prior to any placement of crane out riggers. All delivery trucks or cranes must be of approved weight.

Section III

TENANT FINISH PROCEDURE

CONSTRUCTION

The following is the suggested procedure as you prepare to complete the construction of a leased space:

1.

Tours are available for architects/contractors to familiarize themselves with existing conditions. These are conducted with the Property Manager through an appointment with her, (857) 706-1135 or (781) 217-8942

2.	Submit plans and specifications to the Management Office for verification. The plans and specification are to be in the following form:

A.	Architectural Drawings

1.	Floor plan indicating any proposed demolition

Exhibit 7.4 - 10

2.	Floor plans indicating partition construction and location

3.	Reflected ceiling plans indicating any suspended ceiling or other equipment

4.	Interior elevation and exterior walls

5.	All built-in equipment, casework, counters, shelving, etc.

6.	All stairs and corridors adjacent to showrooms must be clearly delineated

7.	All architectural drawings shall be stamped by a Massachusetts Registered Architect.

B.	Electrical Drawings

1.	Complete electrical drawings, floor plans and specifications

2.	Complete schedules of panel board circulating and final load breakdown

3.	Provisions for special electrical equipment (i.e., copiers, computers, telephone systems, etc.)

4.	Properly stamped drawings by a Massachusetts Licensed Electrical Engineer

C.	HVAC Drawings

1.	Completed HVAC drawings and specifications

2.	Proposed connection to building services

3.	Cooling and heating load calculations, including equipment requiring special HVAC provisions (i.e., computer)

4.	Property stamped drawings by a Massachusetts Licensed Mechanical Engineer

D.	Fire Protection Drawings

1.	Drawings and specifications must show alarm speakers, pull stations, and sprinkler systems

2.	Drawings must clearly delineate all changes the Tenant wishes to make to location, extent and number of heads and run outs

3.	Insurance test certificates must be provided for any sprinkler work

4.	Drawings shall include all requirements of local authorities including engineered hydraulic calculations as necessary.

It is suggested that the General Contractor set up an informal meeting with the local Inspectional Services Department for the property involved.

The Landlord will not serve as an interpreter of the Codes. The Tenant plans must comply with Code as interpreted/implemented by the State and local (city/town) requirements. All wood must comply with the fire retardant treatment prescribed in the Code.

The following must be furnished to the Property Manager prior to commencement of construction by your contractor:

1.	Copy of Building Permit issued

2.	Copy of completed stamped mechanical plans

3.	Certificate of Insurance naming as additional insured: contact Property manager for listing of additional insureds

4.	Copy of Contractor License

5.	Schedule of work hours

Exhibit 7.4 - 11

6.	Material safety data sheets for all products including but not limited to adhesives, cleaners, paints, oils and items related to HVAC equipment.

7.	Sign off by the property manager is required before work commences.

Once the job is completed, the following is to be furnished to the Property Manager:

1.	Copy of the Certificate of Occupancy

2.	Completed “as built” drawings

BUILDING MANAGEMENT

Davis Management Co

Senior Property Manager: Andrea Buccelli

Office: (857) 706-1135

Cell: (781) 217-8942

Building Engineer: Jesse Moody

Cell: (603) 973-9195

Tenant Coordinator, Kim Sullivan

Cell: (978) 790-4835

Tenant

Acknowledged by: ______________________________________ Date: ____________

Contractor

Acknowledged by: ______________________________________ Date: ____________

Exhibit 7.4 - 12

EXHIBIT 7.6.1.1

333 PROVIDENCE HIGHWAY, NORWOOD, MA

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:

Property Address:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property? Yes No

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

Explosives	Fuels	Oils
Solvents	Oxidizers	Organics/Inorganics
Acids	Bases	Pesticides
Gases	PCBs	Radioactive Materials
Other (please specify)

2-2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

Exhibit 7.6.1.1 - 1

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?	Yes No

If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

Hazardous wastes	Industrial Wastewater
Waste oils	PCBs
Air emissions	Sludges
Regulated Wastes	Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

Exhibit 7.6.1.1 - 2

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes No

3-5.	If so, please describe.

4.0	USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?    Yes___ No___

If not, continue with Section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*Note:	The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2.  Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes No
If so, please attach a copy of the required permits.

Exhibit 7.6.1.1 - 3

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property? Yes No

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? Yes No

For new tenants, are installations of this type required for the planned operations?

Yes No

If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes No
If so, please attach a copy of this permit.

6-2.	Has a Hazardous Materials Business Plan been developed for the site? Yes No
If so, please attach a copy.

Exhibit 7.6.1.1 - 4

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

Exhibit 7.6.1.1 - 5

EXHIBIT 8.4

Excluded Tenant’s Property

•	Laboratory sinks, benches, cabinets and millwork;

•	Attached exhaust hoods, ductwork, fans and associated wiring;

•	Emergency generators and all associated equipment;

•	Steam Boilers, piping and wiring

Exhibit 8.4 1

EXHIBIT 14.1

FORM OF SNDA

SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), dated as of __________ __, 2019, by and between WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association having its place of business at 100 Franklin Street, Boston, Massachusetts 02110 (“Mortgagee”), and ORGANOGENESIS INC., a Delaware corporation, having an office and mailing address at 85 Dan Road, Canton Massachusetts 02021 (“Tenant”),

W I T N E S S E T H:

WHEREAS, Tenant has entered into a certain lease dated __________ __, ____ (such lease, being hereinafter referred to as the “Lease”), with BOBSON NORWOOD COMMERCIAL, LLC, as landlord (“Landlord”), covering premises (the “Demised Premises”) located at 333 Providence Highway, Norwood, MA, being a portion of the real property described in Schedule A attached hereto and made a part hereof (such real property, together with the improvements thereon, being hereinafter referred to as the “Mortgaged Property”); and

WHEREAS, Mortgagee has made or is about to make a mortgage loan (the “Loan”) to Landlord, which Loan is, or will be, evidenced by a certain promissory note to be dated on or about the date of funding of the Loan in the principal amount of the Loan (as presently in effect and as the same may be amended or restated from time to time and together with any notes given in substitution or replacement thereof, the “Note”), and secured by, among other things, a certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement to be dated on or about the date of funding of the Loan and intended to be recorded with the Middlesex South Registry of Deeds, encumbering the Mortgaged Property (as amended, restated or supplemented from time to time, the “Mortgage”), and an Assignment of Leases and Rents to be dated on or about the date of the funding of the Loan and intended to be recorded with the Middlesex South Registry of Deeds (as amended, restated or supplemented from time to time, the “Assignment of Leases”), assigning all of Landlord’s interest in and to the leases and rents accruing or arising from the Mortgaged Property; and

WHEREAS, Mortgagee and Tenant desire to set forth their agreement to the matters set forth below;

NOW, THEREFORE, consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. The Lease is and shall be subject and subordinate to the Mortgage and to all rights of Mortgagee thereunder, and to all renewals, modifications, consolidations, amendments, increases, replacements and extensions thereof.

Exhibit 14.1 - 1

2. If the interest of Landlord in and to the Demised Premises, or the interest of any subsequent owner of the Demised Premises, shall be transferred by reason of a foreclosure of the Mortgage, a conveyance in lieu of such foreclosure, or other proceedings to enforce the Mortgage, Tenant shall attorn to Mortgagee and recognize Mortgagee as its landlord for the unexpired balance (and any extension or renewals, if exercised) of the term of the Lease. As used herein, the term “Mortgagee” shall include Mortgagee named above, together with any person that is a purchaser or transferee in foreclosure or conveyance in lieu of foreclosure and the successors, heirs, executors and assigns of any such person. Notwithstanding the foregoing, if the Lease shall be terminated as a matter of law as a result of any such proceedings, Tenant shall attorn to and recognize Mortgagee as its landlord for a term equal to the unexpired balance (and any extension or renewals, if exercised) of the term of such terminated Lease under the terms and conditions of the Lease.

3. In the event of any foreclosure of the Mortgage, Mortgagee will not terminate the Lease, nor join Tenant in summary or foreclosure proceedings, nor disturb the right of possession of Tenant to the Demised Premises, so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease.

4. If Mortgagee succeeds to the interest of Landlord or any successor to Landlord, Mortgagee shall not be:

(a) liable for any act, omission, warranty or representation of any prior landlord (including, but not limited to, Landlord) in connection with or arising out of the Lease;

(b) liable for the return of any security deposits held pursuant to the Lease, except to the extent any such security deposits are transferred to Mortgagee;

(c) subject to any offsets or defenses which Tenant might have against any prior landlord (including, but not limited to, Landlord);

(d) bound by any rent or additional rent which Tenant might have paid for more than the then current month to any prior landlord (including, but not limited to, Landlord) that was not consented to by Mortgagee in writing; or

(e) bound by any amendment or modification of the Lease made without Mortgagee’s consent.

In no event shall Mortgagee have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Mortgagee in and to the Mortgaged Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Mortgagee as landlord under the Lease, and no other property or assets of Mortgagee shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease.

Exhibit 14.1 - 2

5. Tenant acknowledges having been notified that Landlord’s interest in and to the Lease has been or is about to be assigned to Mortgagee pursuant to the Assignment of Leases and that Landlord has been granted the license to collect all rent and other amounts payable under the Lease (collectively, “Rent”), provided no Event of Default exists under, and as defined in, the Mortgage. Tenant further acknowledges that if an Event of Default shall exist, Mortgagee has the right, power and authority to direct Tenant to make payment of all Rent directly to Mortgagee or its agents and agrees that upon such direction Tenant shall make such payment of Rent to Mortgagee or its agents in accordance with the written direction of Mortgagee. Until further notice from Mortgagee, however, Tenant will continue to make all payments under the Lease to Landlord and otherwise look solely to Landlord for the performance of the lessor’s obligations under the Lease.

6. So long as the Mortgage is in effect, Tenant will not, without Mortgagee’s prior written consent, (i) agree to any assignment of, or adjustment, modification, supplement or amendment to, the Lease, (ii) pay any rent under the Lease more than one (1) month in advance, or (iii) agree to any termination, cancellation or surrender of the Lease. Tenant will allow Mortgagee’s employees and representatives to inspect the Demised Premises from time to time upon reasonable advance notice.

7. Tenant agrees to send a copy of all notices under the Lease (including notices of default) to Mortgagee at:

WEBSTER BANK, NATIONAL ASSOCIATION

CityPlace II

185 Asylum Street

Hartford, CT 06103

Attention: Commercial Real Estate

With a copy to:

WEBSTER BANK, NATIONAL ASSOCIATION

100 Franklin Street

Boston, MA 02110

Attention: Claudia Piper

8. Tenant shall afford Mortgagee a reasonable opportunity to cure any defaults of Landlord under the Lease, and upon request by Mortgagee from time to time shall provide Mortgagee with an estoppel certificate covering such matters as Mortgagee shall reasonably request. Mortgagee’s cure of Landlord’s default shall not be considered an assumption by Mortgagee of Landlord’s other obligations under the Lease. If Mortgagee or any successor or assign becomes obligated to perform as landlord under the Lease, Mortgagee or such successor or assign will be released from such Lease obligations when such person or entity assigns, sells or otherwise transfers its interest in the Premises or the Property.

Exhibit 14.1 - 3

9. Intentionally Omitted.

10. This Agreement shall inure to the benefit of, and be binding upon, Tenant, Mortgagee and the successors and assigns of each.

11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.

12. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, excluding any conflicts of laws principles that would have the effect of causing the application of the laws of other jurisdictions.

[Remainder of page intentionally left blank; signature page follows.]

Exhibit 14.1 - 4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

MORTGAGEE:

WEBSTER BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

TENANT:

ORGANOGENESIS INC.

By:
Name:
Title:

Exhibit 14.1 - 5

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF SUFFOLK	)

On this ___ day of ___________, 2019, before me personally appeared ___________, _____________ of WEBSTER BANK, NATIONAL ASSOCIATION, signer of the foregoing instrument and acknowledged the same to be her free act and deed as such officer and the free act and deed of said bank, before me this day.

Name:
Notary Public
My Commission Expires:

[SEAL]

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF SUFFOLK	)

On this ___ day of ___________, 2019, before me personally appeared ___________, _____________ of ORGANOGENESIS INC., signer of the foregoing instrument and acknowledged the same to be his/her free act and deed as such officer and the free act and deed of said ORGANOGENESIS INC., before me this day.

Name:
Notary Public
My Commission Expires:

[SEAL]

Exhibit 14.1 - 6

Schedule A

Legal Description of Mortgaged Property

Also described as Lot 2 as shown on Plan of Land in Norwood, Massachusetts, State Highway, Route No. 1, dated August 15, 1949, Arnold E. Schaier C.E. and recorded with Norfolk Registry of Deeds in Book 3046, Page 349, and filed as Plan No. 1379 of 1951 and being more particularly described as follows:

Easterly	on State Highway Route No. 1, one hundred sixty-six and 05/100 (166.05) feet;

Westerly	by land of Leonard C. and Blanche D. Fisher, as shown on said plan, one hundred ninety-six and 56/100 (196.56) feet; and

Northerly	by Lot 1 as shown on said plan, seventy-nine and 03/100 (79.03) feet.

End of Legal Description.

Exhibit 14.1 7

EXHIBIT 14.4

FORM OF ESTOPPEL

Form of Tenant Estoppel Certificate

The undersigned (“Tenant”) hereby certifies to _______________ and _______________ (collectively, the “Recipients”), as follows:

1. Lease. Tenant is the current tenant under that certain Lease dated ________________________, 2019 (the “Original Lease”) by and between BOBSON NORWOOD COMMERCIAL, LLC (“Landlord”) and Tenant, pursuant to which Tenant leases the “South” building (the “Premises”) at 333 Providence Highway, Norwood, Massachusetts (the “Project”).

2. No Modifications. The Original Lease has not been modified, changed, altered, supplemented, amended or terminated in any respect, except as indicated below (if none, please state “none”; the Original Lease, as modified, changed, altered, supplemented or amended as indicated below, is referred to collectively as the “Lease”):

.

3. Copy. A true, correct and complete copy of the Lease is attached hereto.

4. Validity. The Lease represents the valid and binding obligation of Tenant in accordance with its terms and is in full force and effect on the date hereof. The Lease represents the entire agreement and understanding between Landlord and Tenant with respect to the Premises. Except as expressly set forth in the Lease, Tenant has no right under the Lease to terminate all or any portion of the Lease.

5. No Concessions. Except as set forth in the Lease, Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

6. Term. Except for __________________________________________, all conditions precedent to the commencement of the initial term of the Lease have been fully satisfied or waived. The initial term of the Lease began on _____________________, 20___. The termination date of the present term of the Lease, excluding unexercised renewal terms, is _______________, 20___, or, if the commencement date has not yet been set, _____ months after the commencement date. [IF TRUE: The commencement date has occurred and Tenant has accepted possession of and currently occupies the entire Premises. Tenant has not sublet all or any portion of the Premises to any sublessee, has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered any of its rights or interests under the Lease and has not entered into any license or concession agreements with respect thereto, except for the following in accordance with the Lease: ________________________________________.

7. Options. Except as set forth in the Lease, Tenant has no outstanding options or rights to renew or extend the term of the Lease, or expansion options, or cancellation options, rights of first refusal, or rights of first offer to lease other space at the Project. Tenant has no outstanding options, rights of first refusal or rights of first offer to purchase all or any part of the Premises or the Project.

Exhibit 14.4 - 1

8. Rents. The obligation to pay rent began (or begins) on _______________, 20__. The current monthly base rent payable under the Leases is $_______________. The monthly base rental payment (excluding pass through charges) has been paid through the month of _______________, ____. Tenant is also obligated to pay its proportionate share of ad valorem taxes, insurance and operating expenses for the Project, to the extent provided in the Leases. Tenant’s estimated share of such ad valorem taxes, insurance and operating expenses has been paid by Tenant through _____________, ____. Except for payments of its estimated share of ad valorem taxes, insurance and operating expenses being paid in accordance with the Lease, no rent (excluding security deposits described in Paragraph 9 below) has been paid more than one (1) month in advance of its due date.

9. Security Deposits. Tenant’s security deposit, if any, which has been previously deposited with Landlord is $_______________ (if none, please state “none”). The security deposit ____ is, or ____ is not, represented by a letter of credit.

10. No Default. No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Landlord or, to the best knowledge of Tenant, Tenant under the Lease except __________. As of the date set forth below, to the best knowledge of Tenant, Tenant has no existing claims against Landlord or defenses to the enforcement of the Lease by Landlord and Tenant is not currently entitled to any rent abatements or offsets against the rents owing under the Lease except _____________.

11. Allowances. All required allowances, contributions or payments (whether or not currently due and payable) by Landlord to Tenant on account of Tenant’s tenant improvements have been received by Tenant and all of Tenant’s tenant improvements have been completed in accordance with the terms of the Lease, except as indicated below (if none, please state “none”):

.

To the best knowledge of Tenant, Tenant’s current use and operation of the Premises complies with all covenants and operating requirements in the Lease.

12. No Bankruptcy Proceedings. No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy, insolvency, or reorganization laws of the United States or any state thereof.

13. Environmental Matters. Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law, for environmental contamination at the Premises and no hazardous, toxic or polluting substances or wastes have been generated, treated, manufactured, stored, refined, used, handled, transported, released, spilled, disposed of or deposited on, in or under the Premises.

14. Address. The current address for notices to be sent to Tenant under the Lease is set forth below.

Exhibit 14.4 2

15. Reliance. Tenant acknowledges that the Recipients have or will hereafter acquire an interest in the Landlord or the Project and/or loan money to the Landlord in connection with the Project, and that the Recipients are relying upon this Tenant’s Estoppel Certificate in connection therewith. Tenant further acknowledges that this Tenant’s Estoppel Certificate may be relied upon by, and inures to the benefit of, the Recipients and each of their respective partners, successors and assigns.

16. Authority. The undersigned is duly authorized to execute this Tenant’s Estoppel Certificate on behalf of Tenant.

17. Accuracy. The information contained in this Tenant’s Estoppel Certificate is true, correct and complete as of the date below written.

Executed as of the ___ day of _________, ____.

TENANT:

ORGANOGENESIS INC.

By:
Name:
Title:

Tenant’s Current Address for Notices:

Exhibit 14.4 - 3